Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-220885

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To Be Registered	Amount to Be Registered	Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
4.950% Notes due 2029	$500,000,000	99.610%	$498,050,000	$60,363.66
(1)Calculated in accordance with Rule 457(r).

Prospectus Supplement
(To Prospectus dated October 10, 2017)
Enstar Group Limited
$500,000,000 4.950% Senior Notes due 2029
We are offering $500 million aggregate principal amount of 4.950% Senior Notes due 2029 (the “Notes”). Interest on the Notes is payable semi-annually in arrears on June 1 and December 1 of each year commencing on December 1, 2019. The Notes will mature on  June 1, 2029 unless earlier redeemed. We may redeem all or a portion of the Notes at any time and from time to time at the applicable redemption price and subject to the terms described under the heading “Description of the Notes—Redemption—Optional Redemption.” We may also redeem all of the Notes under the circumstances described under the heading “Description of the Notes—Redemption—Redemption for Tax Purposes.” Notwithstanding the foregoing, we may not redeem the Notes at any time prior to May 28, 2022 without BMA Approval (as defined herein), and we may not redeem the Notes at any time prior to their maturity if the Enhanced Capital Requirement (as defined herein) would be breached immediately before or after giving effect to the redemption of such Notes, unless, in each case, we replace the capital represented by the Notes to be redeemed with capital having equal or better capital treatment as the Notes under the Group Supervision Rules (as defined herein). For the avoidance of doubt, payment of principal on the date of maturity will not be subject to the BMA Redemption Requirements (as defined herein).
The Notes will be our unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other existing and future obligations that are unsecured and unsubordinated, senior in right of payment to any future obligations we incur that are expressly subordinated in right of payment to the Notes, effectively subordinated to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness, and contractually subordinated to all existing and future liabilities of our subsidiaries, including policyholder obligations.
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          Investing in the Notes involves risks. You should carefully consider the discussion under “Risk Factors” beginning on page S-5 of this prospectus supplement and in the reports we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement and the accompanying prospectus before buying the Notes

_______________________________________________
None of the U.S. Securities and Exchange Commission, the Register of Companies in Bermuda, the Bermuda Monetary Authority or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price(1)	99.610%	$498,050,000
Underwriting discount(2)	0.650%	$3,250,000
Proceeds, before expenses, to Enstar Group Limited	98.960%	$494,800,000
(1)The initial public offering price set forth above does not include accrued interest, if any. Interest on the Notes will accrue from May 28, 2019 and must be paid by the purchasers if the Notes are delivered after May 28, 2019.
(2)See “Underwriting (Conflicts of Interest)” for additional disclosure regarding the underwriting discount, commissions and estimated offering expenses.
The Notes will not be listed on any securities exchange or quoted on an automated quotation system. Currently there is no public market for the Notes.
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The underwriters expect to deliver the Notes through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), against payment in New York, New York on May 28, 2019.
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Joint Book-Running Managers

Wells Fargo Securities	HSBC	J.P. Morgan	SunTrust Robinson Humphrey

Barclays	nabSecurities, LLC
Senior Co-Manager
Scotiabank
Co-Managers

Commonwealth Bank of Australia	ING	Lloyds Securities
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Prospectus Supplement dated May 22, 2019

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT
PROSPECTUS

We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or in any related free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriters are not making an offer of the Notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus supplement, or that the information contained or incorporated by reference in the accompanying prospectus is accurate as of any date other than the date on the front cover of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document has two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering and the Notes. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). As permitted by SEC rules, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our securities. This prospectus supplement and the accompanying prospectus also incorporate by reference documents that are described under “Where You Can Find More Information.” If the description of this offering or the Notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
The terms “Enstar,” “we,” “us,” “our,” “the Company” or similar references refer to Enstar Group Limited and its subsidiaries, unless otherwise stated or the context otherwise requires. References to “$” and “dollars” are to United States dollars.
Before purchasing any Notes, you should read both this prospectus supplement and the accompanying prospectus, together with the additional information about our Company to which we refer you in the section of this prospectus supplement entitled “Where You Can Find More Information.”
Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the BMA (as defined herein) for the issue and transfer of the Notes for exchange control purposes. Neither the BMA nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus supplement and the accompanying prospectus.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to our financial condition, results of operations, business strategies, operating efficiencies, competitive positions, growth opportunities, plans and objectives of our management, as well as the markets for our securities and the insurance and reinsurance sectors in general. Statements that include words such as “estimate,” “project,” “plan,” “intend,” “expect,” “anticipate,” “believe,” “would,” “should,” “could,” “seek,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. All forward-looking statements are necessarily estimates or expectations, and not statements of historical fact, reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward looking statements should, therefore, be considered in light of various important factors, including those set forth in this prospectus supplement and the documents incorporated by reference herein.
Factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following:

•	risks associated with implementing our business strategies and initiatives;

•	the adequacy of our loss reserves and the need to adjust such reserves as claims develop over time;

•
risks relating to our acquisitions, including our ability to evaluate opportunities, successfully price acquisitions, address operational challenges, support our planned growth and assimilate acquired companies into our internal control system in order to maintain effective internal controls, provide reliable financial reports and prevent fraud;

•
risks relating to our active underwriting businesses, including unpredictability and severity of catastrophic and other major loss events, failure of risk management and loss limitation methods, the risk of a ratings downgrade or withdrawal, and cyclicality of demand and pricing in the insurance and reinsurance markets;

•	risks relating to the performance of our investment portfolio and our ability to structure our investments in a manner that recognizes our liquidity needs;

•
changes and uncertainty in economic conditions, including interest rates, inflation, currency exchange rates, equity markets and credit conditions, which could affect our investment portfolio, our ability to finance future acquisitions and our profitability;

S-ii

•
the risk that ongoing or future industry regulatory developments will disrupt our business, affect the ability of our subsidiaries to operate in the ordinary course or to make distributions to us, or mandate changes in industry practices in ways that increase our costs, decrease our revenues or require us to alter aspects of the way we do business;

•
risks relating to the variability of statutory capital requirements and the risk that we may require additional capital in the future, which may not be available or may be available only on unfavorable terms;

•	risks relating to the availability and collectability of our reinsurance;

•	losses due to foreign currency exchange rate fluctuations;

•	increased competitive pressures, including the consolidation and increased globalization of reinsurance providers;

•	emerging claim and coverage issues;

•	lengthy and unpredictable litigation affecting assessment of losses and/or coverage issues;

•	loss of key personnel;

•	the ability of our subsidiaries to distribute funds to us and the resulting impact on our liquidity;

•	our ability to comply with covenants in our debt agreements;

•	changes in our plans, strategies, objectives, expectations or intentions, which may happen at any time at management’s discretion;

•	operational risks, including system, data security or human failures and external hazards;

•
risks relating to our ability to obtain regulatory approvals, including the timing, terms and conditions of any such approvals, and to satisfy other closing conditions in connection with our acquisition agreements, which could affect our ability to complete acquisitions;

•	our ability to implement our strategies relating to our active underwriting businesses;

•	risks relating to our subsidiaries with liabilities arising from legacy manufacturing operations;

•	tax, regulatory or legal restrictions or limitations applicable to us or the insurance and reinsurance business generally;

•
changes in tax laws or regulations applicable to us or our subsidiaries, or the risk that we or one of our non-U.S. subsidiaries become subject to significant, or significantly increased, income taxes in the United States or elsewhere;

•	changes in Bermuda law or regulation or the political stability of Bermuda; and

•	changes in accounting policies or practices.
The factors listed above should be not construed as exhaustive and should be read in conjunction with the risks and uncertainties referred to in the “Risk Factors” section below and in the risk factors discussed in the documents incorporated herein by reference. We undertake no obligation to publicly update or review any forward looking statement, whether to reflect any change in our expectations with regard thereto, or as a result of new information, future developments or otherwise, except as required by law.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding whether to invest in the Notes. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the information incorporated herein and therein by reference. See “Risk Factors.”
The Company
Enstar is a Bermuda-based holding company, formed in 2001. Enstar is a multi-faceted insurance group that offers innovative capital release solutions and specialty underwriting capabilities through its network of group companies in Bermuda, the United States, the United Kingdom, Continental Europe, Australia, and other international locations. Enstar is listed on the NASDAQ Global Select Market under the ticker symbol “ESGR.”
Our fundamental corporate objective is growing our net book value per share. We strive to achieve this primarily through growth in net earnings from both organic and accretive sources, including the completion of new acquisitions, the effective management of companies and portfolios of business acquired, and the execution of active underwriting strategies.
Enstar acquires and manages insurance and reinsurance companies and portfolios of insurance and reinsurance business in run-off. Since formation, we have completed the acquisition of over 90 insurance and reinsurance companies and portfolios of business.
Enstar also manages specialty active underwriting businesses:

•	Atrium Underwriting Group Limited and its subsidiaries ("Atrium"), which manage and underwrite specialist insurance and reinsurance business for Lloyd’s Syndicate 609; and

•	StarStone Insurance Bermuda Limited and its subsidiaries ("StarStone"), which is an A.M. Best A- rated global specialty insurance group with multiple underwriting platforms.
Our principal executive offices are located at Windsor Place, 3rd Floor, 22 Queen Street, Hamilton HM JX, Bermuda, and our telephone number is (441) 292-3645. We maintain a website at www.enstargroup.com where general information about us is available. We are not incorporating the contents of the website into this prospectus supplement or the accompanying prospectus.

The Offering

Issuer	Enstar Group Limited

Securities	4.950% Notes due 2029

Aggregate Principal Amount	$500,000,000

Maturity	June 1, 2029

Interest Rate	4.950% per annum

Interest Payment Dates	Interest will accrue from May 28, 2019 and will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2019.

Ranking
The Notes will be our senior unsecured obligations and will rank:
•
senior in right of payment to any future indebtedness we incur that is expressly subordinated in right of payment to the Notes;

•
equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated;

•
effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and

•
contractually subordinated in right of payment to all obligations of our subsidiaries, including existing and future policyholder obligations of our subsidiaries.

After giving effect to the issuance of the Notes and the application of the net proceeds therefrom as described under “Use of Proceeds,” as of March 31, 2019 our total consolidated indebtedness would have been approximately $1,347.5 million, none of which was secured. All of such amount was debt of Enstar Group Limited, including $505.6 million of debt under our revolving credit facility and term loan facility, the obligations of which are guaranteed by certain of our subsidiaries.

As of March 31, 2019, the total liabilities of our subsidiaries (excluding intercompany obligations) were $12,459.0 million, including $245.0 million of outstanding indebtedness.

Use of Proceeds
We estimate that the net proceeds from this offering, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately $493.7 million. We intend to use these net proceeds to repay approximately $250 million of borrowings outstanding under our revolving credit facility and our term loan facility. We intend to use any remaining net proceeds from this offering for general corporate purposes, including, but not limited to, funding for acquisitions, working capital and other business opportunities. See “Use of Proceeds.”

Listing
The Notes are a new issue of securities and there is currently no established trading market for the Notes. We do not intend to apply for listing of the Notes on any securities exchange or to arrange for quotation on any automated quotation system. Although we have been advised by the underwriters that they intend to make a market in the Notes, they are not obligated to do so and they may discontinue market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes. See “Underwriting (Conflicts of Interest).”

Redemption
We may redeem all or a portion of the Notes at any time and from time to time at the applicable redemption price and subject to the terms described under the heading “Description of the Notes—Redemption—Optional Redemption.” We may also redeem all of the Notes under the circumstances described under the heading “Description of the Notes—Redemption—Redemption for Tax Purposes.” Notwithstanding the foregoing, (i) we may not redeem the Notes at any time prior to May 28, 2022 without BMA Approval (as defined herein), and (ii) we may not redeem the Notes at any time prior to their maturity if the Enhanced Capital Requirement (as defined herein) would be breached immediately before or after giving effect to the redemption of such Notes, unless, in the case of each of clause (i) and (ii), we replace the capital represented by the Notes to be redeemed with capital having equal or better capital treatment as the Notes under the Group Supervision Rules (as defined herein) (clauses (i) and (ii) collectively, the “BMA Redemption Requirements”).

The redemption price (other than in the case of Redemption following the occurrence of a Tax Event (as defined herein)) at any time prior to the date that is three months prior to the maturity of the Notes will be the greater of:

•
100% of the principal amount of the Notes being redeemed; and

•
the sum of the present value of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to their present value as of such date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 40 basis points.

On or after March 1, 2029 (the date that is three months prior to the maturity of the Notes), the redemption price will be 100% of the principal amount of the Notes being redeemed.

The redemption price upon the occurrence of a Tax Event (as defined herein) at any time during the life of the Notes will be 100% of the principal amount of the Notes being redeemed.

In all cases, we will also pay the accrued and unpaid interest on the Notes to, but excluding, the redemption date.

For the avoidance of doubt, payment of principal on the date of maturity will not be subject to the BMA Redemption Requirements.

See “Description of the Notes—Redemption.”

Covenants
The indenture governing the Notes contains limited covenants, including limitations on consolidations, mergers, amalgamations and sales of substantially all assets and limitations on liens on the capital stock of certain designated subsidiaries. These covenants are subject to important qualifications and limitations. See “Description of the Notes—Covenants” and “Description of Debt Securities—Terms and Conditions of the Series of Debt Securities” in the accompanying prospectus.

Denomination and Form
We will issue the Notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company (“DTC”). Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC, including the depositaries for Euroclear and Clearstream. Except in the limited circumstances described herein, owners of beneficial interests in the Notes will not be entitled to have Notes registered in their names and will not receive or be entitled to receive Notes in definitive form. The Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Risk Factors	Investing in the Notes involves risks that are described or referred to under “Risk Factors” beginning on page S-5 of this prospectus supplement.

Trustee	The Bank of New York Mellon

Governing Law	New York

Conflicts of Interest
Certain of the underwriters and/or their affiliates are expected to receive at least 5% of the net proceeds of this offering in connection with repayment of indebtedness under our revolving credit facility and under our term loan facility. Accordingly, these underwriters are deemed to have a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). As such, this offering is being made in compliance with the requirements of Rule 5121. See “Underwriting (Conflicts of Interest).”

RISK FACTORS
Investing in the Notes involves risks. Before investing in the Notes, you should carefully consider the risks described below and other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The risks described below are not the only ones facing our Company. Additional risks not presently known to us or that we currently consider less significant may also impair our business operations. Our business, results of operations or financial condition could be materially adversely affected by any of these risks.
This prospectus supplement and the accompanying prospectus also contain or incorporate by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus. See “Cautionary Statement Regarding Forward-Looking Statements” above and in the accompanying prospectus.
Risk Related to Our Business
For a discussion of risks related to our business and operations, please see “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2018 and “Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019. See “Where You Can Find More Information” in this prospectus supplement.
Risk Related to this Offering and the Notes
The Notes are unsecured, are contractually subordinated to all liabilities of our subsidiaries and are effectively subordinated to any of our future secured indebtedness (to the extent of the value of the assets securing that indebtedness).
The Notes are unsecured and are contractually subordinated to all liabilities of our subsidiaries, including liabilities owed to policyholders. The Company and certain of our subsidiaries, as borrowers and guarantors, have entered into an unsecured revolving credit facility that permits us to borrow an aggregate of $600.0 million with an option to obtain additional commitments of up to $400.0 million. The Company and certain of its subsidiaries, as borrowers and guarantors, have also entered into an unsecured term loan facility pursuant to which we have borrowed $500.0 million with an option to obtain additional borrowings of $150.0 million. As of March 31, 2019, the Company and its subsidiaries had outstanding $257.0 million (May 21, 2019: $221.4 million) aggregate principal amount of borrowings under the revolving credit facility and $498.6 million aggregate principal amount of borrowings under the term loan facility. Because the Notes are not guaranteed by any of our subsidiaries, the obligations of our subsidiaries in respect of the revolving credit facility and term loan facility are structurally senior to the Notes.
The rights of the holders of the Notes to participate in any assets of any of our subsidiaries upon liquidation or reorganization of such subsidiaries will be contractually subordinated to the claims of such subsidiary’s policyholders and creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor could be subordinate to policyholder obligations under policies written by such subsidiaries and would be effectively subordinated to any indebtedness or other obligations with a security interest in the assets of such subsidiaries to the extent of the value of the assets securing that indebtedness or other obligations and would be subordinated to any indebtedness of such subsidiaries senior to that held by it.
To the extent that we have secured indebtedness in the future, the Notes will be effectively subordinated in right of payment to such secured indebtedness to the extent of the value of the assets securing that indebtedness. In the event of our insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up, any of our assets that secure other indebtedness will be available to pay obligations on the Notes only after such secured indebtedness has been paid in full. We may not have sufficient assets to pay all or any of the amounts due on the Notes then outstanding.
See “Description of the Notes—Ranking.”
After giving effect to the issuance of the Notes and the application of the net proceeds therefrom as described under “Use of Proceeds,” as of March 31, 2019, our total consolidated indebtedness would have been approximately $1,347.5 million, none of which was secured. All of such amount was debt of Enstar Group Limited, including $505.6 million of debt under our revolving credit facility and term loan facility, the obligations of which are guaranteed by certain of our subsidiaries. As of March 31, 2019, the total liabilities of our subsidiaries (excluding intercompany obligations) were $12,459.0 million, including $245.0 million of outstanding indebtedness.

We are a holding company, and we are dependent on the ability of our subsidiaries to distribute funds to us.
We are a holding company and conduct substantially all of our operations through subsidiaries. Our only significant assets are the capital stock of our subsidiaries. Because substantially all of our operations are conducted through our insurance subsidiaries, substantially all of our consolidated assets are held by our subsidiaries and most of our cash flow, and consequently, our ability to pay any amounts due on the Notes, is dependent on the earnings of those subsidiaries and the transfer of funds by those subsidiaries to us in the form of distributions or loans. The Notes are exclusively Enstar Group Limited’s obligations, and are not guaranteed by any of our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay holders any amounts due on the Notes or to make any funds available for payment on the Notes, whether by dividends, loans or other payments. In addition, the ability of our insurance and reinsurance subsidiaries to make distributions to us is limited by applicable insurance laws and regulations. These laws and regulations and the determinations by the regulators implementing them may significantly restrict such distributions, and, as a result, adversely affect our overall liquidity. The ability of all of our subsidiaries to make distributions to us may also be restricted by, among other things, other applicable laws and regulations and the terms of our bank loans and our subsidiaries’ bank loans.
We may not have the ability to raise the funds necessary to pay the principal of or interest on the Notes.
At maturity, the entire principal amount of the Notes then outstanding, plus any accrued and unpaid interest, will become due and payable. We must pay interest in cash on the Notes on June 1 and December 1 of each year, beginning on December 1, 2019. We may not have enough available cash or be able to obtain sufficient financing, on favorable terms or at all, at the time we are required to make these payments. Furthermore, our ability to make these payments may be limited by law, by regulatory authority or by agreements governing our existing or future indebtedness. Our failure to pay interest when due, if uncured for 30 days, or our failure to pay the principal amount when due will constitute an event of default under the indenture governing the Notes. A default under the indenture could also lead to a default under agreements governing our existing or future indebtedness. If the repayment of that indebtedness is accelerated as a result, then we may not have sufficient funds to repay that indebtedness or to pay the principal of or interest on the Notes.
Increased leverage as a result of this offering may adversely affect our financial condition and results of operations.
After giving effect to the sale of the Notes and the application of the net proceeds therefrom as described under “Use of Proceeds,” our total consolidated indebtedness as of March 31, 2019 would have been approximately $1,347.5 million. The indenture governing the Notes will not restrict our ability or the ability of our subsidiaries to incur additional unsecured indebtedness and will allow us and our subsidiaries to incur secured debt in certain circumstances. We may also incur additional indebtedness or obtain additional working capital lines of credit to meet future financing needs. Our indebtedness could have significant negative consequences for our business, financial condition and results of operations, including:

•	increasing our vulnerability to adverse economic and industry conditions;

•	limiting our ability to obtain additional financing on favorable terms or at all;

•	requiring the dedication of a substantial portion of the cash flow from our subsidiaries’ operations to service our indebtedness, thereby reducing the amount of cash flow available for other purposes;

•	limiting our flexibility in planning for, or reacting to, changes in our business; and

•	placing us at a possible competitive disadvantage with less leveraged competitors and competitors that may have better access to capital resources.
We cannot assure you that we will continue to maintain sufficient cash reserves or that our business will generate cash flow from operations at levels sufficient to permit us to pay principal, premium, if any, and interest on our indebtedness, or that our cash needs will not increase. If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments, or if we fail to comply with the various requirements of our existing indebtedness, the Notes or any indebtedness that we may incur in the future, we would be in default, which would permit the holders of such indebtedness to accelerate the maturity of that indebtedness and could cause defaults under other indebtedness. Any default on our indebtedness would likely have a material adverse effect on our business, financial condition and results of operations.

The indenture under which the Notes will be issued will contain only limited protection for holders of the Notes if in the future we are involved in certain transactions, including a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.
The indenture will not contain any provisions restricting our ability to:

•	incur additional unsecured debt, including debt senior in right of payment to the Notes;

•	pay dividends on or purchase or redeem capital stock;

•	sell assets (other than certain restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

•	enter into transactions with affiliates;

•	create liens (other than certain limitations on creating liens on the stock of certain subsidiaries) or enter into sale and leaseback transactions;

•	create restrictions on the payment of dividends or other amounts to us from our subsidiaries; or

•	issue equity securities.
Additionally, the indenture will not require us to offer to purchase the Notes in connection with a change of control or require that we adhere to any financial tests or ratios or specified levels of net worth. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes could have the effect of diminishing our ability to make payments on the Notes when due.
Covenants contained in our credit facilities restrict our current and future operations and could trigger prepayment obligations.
Our revolving credit facility and term loan facility contain various business and financial covenants that impose restrictions on us and certain of our subsidiaries with respect to, among other things:

•	consummating mergers and consolidations, acquisitions, amalgamations, and sales of substantially all assets;

•	incurring indebtedness and providing guarantees;

•	disposing of stock and other assets;

•	paying dividends, and repurchasing stock;

•	making investments;

•	entering into transactions with affiliates; and

•	incurring liens.
Complying with these covenants could limit our financial and operational flexibility. We may also enter into future debt arrangements containing similar or different restrictive covenants. In addition, our failure to comply with these covenants could result in an event of default under the credit facilities. Such a default may allow the lenders thereunder to accelerate the loans and may result in the acceleration of any other debt which has a cross-acceleration or cross-default provision that applies to our revolving credit facility and term loan facility. In addition, an event of default under our revolving credit facility and term loan facility would permit the lenders to terminate all commitments to extend further credit under our revolving credit facility and term loan facility and demand early repayment. In the event our lenders or other debt holders accelerate the repayment of any borrowings that may be outstanding, we and our subsidiaries may not have sufficient assets or liquidity to repay that indebtedness, we may not be able to refinance such indebtedness on favorable terms, or at all, and these prepayment obligations could have an adverse effect on our results of operations and financial condition.
If an active and liquid trading market for the Notes does not develop, the market price of the Notes may decline and you may be unable to sell your Notes prior to maturity.
The Notes are a new issue of securities with no established trading market. We do not intend to list the Notes on any securities exchange or to arrange for quotation of the Notes on any automated dealer quotation system. The underwriters have indicated to us that they intend to make a market for the Notes after this offering is completed as permitted by applicable law. However, the underwriters are not obligated to make a market in the Notes and may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the Notes, and the market price quoted for the Notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, no assurance can be given:

•	that an active trading market will develop or be maintained for the Notes;

•	as to the liquidity of any market that does develop; or

•	as to your ability to sell any Notes you may own or the price at which you may be able to sell your Notes.
Credit ratings of the Notes may change and affect the market price and marketability of the Notes.
Credit ratings are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency’s judgment, circumstances so warrant. Credit ratings are not a recommendation to buy, sell or hold any security. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market price or marketability of the Notes and increase our corporate borrowing costs.
We may, subject to the BMA Redemption Requirements redeem the Notes prior to the maturity date, which may adversely affect your return.
We may, at our option, redeem some or all of the Notes at any time or from time to time at the applicable redemption price and subject to the terms described in “Description of the Notes—Redemption—Optional Redemption.” We may also redeem the Notes in certain circumstances as described under “Description of the Notes—Redemption—Redemption for Tax Purposes.” If we choose to redeem the Notes, subject to the BMA Redemption Requirements, prevailing interest rates at the time of redemption may be lower than the interest rate on the Notes. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate equal to or higher than the interest rate on the Notes. In addition, the redemption of the Notes may be a taxable event to you for U.S. federal income tax purposes.
The Notes will initially be held in book-entry form and, therefore, you must rely on the procedures and relevant clearing systems to exercise your rights and remedies.
Unless certificated Notes are issued in exchange for book-entry interests in the Notes, owners of book-entry interests will not be considered owners or holders of the Notes. Instead, DTC, or its nominee, will be the sole holder of the Notes. Payments of principal, interest and other amounts owing on or in respect of the Notes in global form will be made to the paying agent, which will make payments to DTC. Thereafter, such payments will be credited to DTC participants’ accounts that hold book-entry interests in the Notes in global form and credited by such participants to indirect participants. Unlike holders of the Notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the Notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. We cannot assure you that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any requested actions on a timely basis.
Management will have broad discretion to use the proceeds from this offering, and may not use them successfully.
After the repayment of amounts outstanding under our revolving credit facility and our term loan facility, we intend to use any remaining net proceeds from this offering for general corporate purposes, which may include funding for acquisitions, working capital and other business opportunities. Accordingly, you will be relying on the judgment of our management and our board of directors with regard to the use of these proceeds and you will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. It is possible that the proceeds will be invested or used in a way that does not yield a favorable, or any, return for the Company.
We cannot assure you as to the market price for the Notes; therefore, you may suffer a loss.
We cannot assure you as to the market price for the Notes. If you are able to resell your Notes, the price you receive will depend on many other factors that may vary over time, including:

•	the number of potential buyers;

•	the level of liquidity of the Notes;

•	our credit ratings or the ratings of our insurance subsidiaries’ financial strength and claims paying ability published by major credit ratings agencies;

•	the credit ratings of the Notes;

•	our financial performance and financial condition;

•	the amount of total indebtedness we have outstanding;

•	the level, direction and volatility of market interest rates generally;

•	the market for similar securities;

•	the ranking of the Notes;

•	the repayment and redemption features of the Notes; and

•	the time remaining until the Notes mature.
As a result of these and other factors, you may be able to sell your Notes only at a price below that which you believe to be appropriate, including a price below the price you paid for them.
An increase in market interest rates could result in a decrease in the value of the Notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase the Notes and market rates increase, the market value of your Notes may decline. We cannot predict the future level of market interest rates.
U.S. persons who own our Notes may have more difficulty in protecting their interests than U.S. persons who are creditors of a U.S. corporation or U.S. person.
Creditors of a company in Bermuda such as Enstar may enforce their rights against the company by legal process in Bermuda, although enforcement in Bermuda may not be the only means of enforcement. Where a creditor seeks to use legal process in Bermuda, it would first have to obtain a judgment in its favor against Enstar by pursuing a legal action against Enstar in Bermuda. This would entail retaining attorneys in Bermuda and (in the case of a plaintiff who is a U.S. person) pursuing an action in a jurisdiction that would be foreign to the plaintiff. Pursuing such an action could be more costly than pursuing corresponding proceedings against a U.S. corporation or U.S. person.
Appeals from decisions of the Supreme Court of Bermuda (the first instance court for most civil proceedings in Bermuda) may be made in certain cases to the Court of Appeal for Bermuda. In turn, appeals from the decisions of the Court of Appeal may be made in certain cases to the English Privy Council. Rights of appeal in Bermuda may be more restrictive than rights of appeal in the United States.
In the event that we become insolvent, the rights of a creditor against us would be severely impaired.
In the event of our insolvent liquidation (or appointment of a provisional liquidator), a creditor may pursue legal action only upon obtaining permission to do so from the Supreme Court of Bermuda. The rights of unsecured creditors in an insolvent liquidation will extend only to proving a claim in the liquidation and receiving a distribution pro rata along with other unsecured creditors to the extent of our available assets (after the payment of costs of the liquidation and the distribution of assets to creditors with higher priority, such as secured creditors and preferential creditors). However, creditors not subject to the Bermuda jurisdiction are not prevented from taking action against us in jurisdictions outside Bermuda unless there has been a stay or an injunction by the courts of that jurisdiction preventing them from doing so. In those circumstances, any judgment thus obtained may be capable of enforcement against our assets located outside Bermuda.
The impairment of the rights of an unsecured creditor may be more severe in an insolvent liquidation in Bermuda than would be the case where a U.S. person has a claim against a U.S. corporation that becomes insolvent. This is so mainly because in the event of an insolvency, Bermuda law may be more generous to secured creditors (and hence less generous to unsecured creditors) than U.S. law. The rights of secured creditors in an insolvent liquidation in Bermuda remain largely unimpaired, with the result that secured creditors will be paid in full to the extent of the value of the security they hold. Another possible consequence of the favorable treatment of secured creditors under Bermuda insolvency law is that a rehabilitation of an insolvent company in Bermuda may be more difficult to achieve than the rehabilitation of an insolvent U.S. corporation.

You may have difficulty effecting service of process on us or enforcing judgments against us in the United States.
We are a Bermuda exempted company. In addition, some of our directors and officers and some of the named experts referred to in this prospectus supplement and the accompanying prospectus are not residents of the United States, and a substantial portion of our assets is located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

USE OF PROCEEDS
We estimate that the net proceeds to us from the sale of the Notes will be approximately $493.7 million, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use these net proceeds to repay approximately $250 million of borrowings outstanding under our revolving credit facility and our term loan facility. We intend to use any remaining net proceeds from this offering for general corporate purposes, including, but not limited to, funding for acquisitions, working capital and other business opportunities. We may temporarily invest funds that are not immediately needed for these purposes in cash and investments.
Our revolving credit facility matures on August 16, 2023. Borrowings under our revolving credit facility bear interest at a rate based on our long term senior unsecured debt ratings. As of May 10, 2019, the weighted average interest rate applicable to borrowings under our revolving credit facility was approximately 4.6% per annum (including the utilization fee). Borrowings under our revolving credit facility that are repaid with net proceeds from this offering may be reborrowed, subject to customary conditions.
Our term loan facility matures on December 27, 2021. Borrowings under our term facility bear interest at a rate based on our long term senior unsecured debt ratings. As of May 10, 2019, the weighted average interest rate applicable to borrowings under our term loan facility was approximately 4.3% per annum.
Certain of the underwriters and/or their affiliates are expected to receive at least 5% of the net proceeds of this offering in connection with repayment of indebtedness under our revolving credit facility and under our term loan facility. Accordingly, these underwriters are deemed to have a “conflict of interest” under FINRA Rule 5121. As such, this offering is being made in compliance with the requirements of Rule 5121. See “Underwriting (Conflicts of Interest).”

CAPITALIZATION
The following table shows our capitalization on an actual and as adjusted basis, giving effect to the issuance of the Notes, as of March 31, 2019. This table should be read in conjunction with “Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 incorporated by reference into this prospectus supplement.

	As of March 31, 2019
	Actual	As Adjusted
	(In thousands, except share data)
Debt obligations
Revolving credit facility(1)	$257,000	$57,000
Term loan facility	498,610	448,610
4.5% Senior Notes due 2022(2)	348,180	348,180
Senior Notes due 2029 offered hereby(3)	—	493,729
Total debt obligations	1,103,790	$1,347,519

Shareholders’ equity
Ordinary shares (par value $1 each, issued and outstanding: 21,467,515):
Voting Ordinary shares (issued and outstanding: 17,957,833)	17,958	17,958
Non-voting convertible ordinary Series C (issued and outstanding: 2,599,672)	2,600	2,600
Non-voting convertible ordinary Series E (issued and outstanding: 910,010)	910	910
Preferred Shares:
Series C Preferred Shares (issued and held in treasury: 388,571)	389	389
Series D Preferred Shares (issued and outstanding: 16,000)	400,000	400,000
Series E Preferred Shares (issued and outstanding: 4,400)	110,000	110,000
Treasury shares, at cost (Series C Preferred Shares: 388,571)	(421,559)	(421,559)
Additional paid-in capital	1,809,107	1,809,107
Accumulated other comprehensive income	13,279	13,279
Retained earnings	2,335,028	2,335,028
Total Enstar Group Limited Shareholders’ Equity	4,267,712	4,267,712
Noncontrolling interest	12,452	12,452
Total Shareholders’ Equity	4,280,164	4,280,164

Total Capitalization	$5,383,954	$5,627,683

(1)
Does not give effect to the net repayment of approximately $35.6 million subsequent to March 31, 2019. The revolving credit facility has a total capacity of $600.0 million, with the option to increase the commitments under the facility by up to an aggregate of $400.0 million.

(2)	Reflects the amount set forth on the Company’s consolidated balance sheet, which is net of capitalized debt issuance costs. The outstanding principal amount as of March 31, 2019 is $350 million.

(3)	Reflects the amount net of estimated capitalized debt issuance costs. The aggregate principal amount of the Notes offered hereby is $500 million.

SELECTED FINANCIAL INFORMATION
The following provides selected historical financial information as of and for the periods indicated. We derived the selected historical financial information as of December 31, 2018 and 2017 and for the years ended December 31, 2018, 2017 and 2016 from our audited consolidated historical financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference into this prospectus supplement. We derived the selected historical financial information as of December 31, 2016, 2015 and 2014 and for the years ended December 31, 2015 and 2014 from our audited consolidated historical financial statements not included or incorporated by reference in this prospectus supplement. We derived the selected consolidated historical financial information as of March 31, 2019 and for the three month periods ended March 31, 2019 and 2018 from our interim unaudited condensed consolidated historical financial statements included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, which is incorporated by reference into this prospectus supplement. We derived the selected historical financial information as of March 31, 2018 from our interim unaudited condensed consolidated historical financial statements not included or incorporated by reference in this prospectus supplement.
The information set forth below is only a summary and should be read in conjunction with “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2018 and “Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, in each case, incorporated by reference into this prospectus supplement. The results of operations for historical accounting periods are not necessarily indicative of the results to be expected for any future accounting period.
Since our inception, we have made numerous acquisitions of companies and portfolios of business that impact the comparability between periods of the information reflected below. In particular, our 2019 transactions with AmTrust Syndicates Limited, our 2018 transactions with Maiden Reinsurance Ltd., Maiden Reinsurance North America, Inc., The Coca-Cola Company, KaylaRe Holdings, Ltd., Zurich Australian Insurance Limited, Neon Underwriting Limited and AXIS Managing Agency Limited (in respect of the Novae Syndicate 2007), our 2017 transactions with QBE Insurance Group Limited and RSA Insurance Group PLC, our 2016 acquisition of Dana Companies LLC, our 2015 acquisitions of Alpha Insurance SA, the life settlement companies of Wilton Re Limited and Sussex Insurance Company, and our 2014 acquisition of StarStone impact comparability to other periods, including with respect to net premiums earned. In addition, we classified our Pavonia Holdings (US), Inc. (“Pavonia”) and Laguna Life DAC operations as held-for-sale, and Pavonia's results of operations were included in discontinued operations until the closing on December 29, 2017. Our acquisitions and significant new business are described in "Item 1. Business—Recent Acquisitions and Significant New Business” and Note 3—"Acquisitions" and Note 4—"Significant New Business" of our consolidated financial statements included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2018, and Note 2—“Significant New Business” of our consolidated financial statements included in Item 1 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, which are each incorporated by reference into this prospectus supplement.

	Years ended December 31,					Three months ended March 31,
	2018	2017	2016	2015	2014	2019		2018
	(in thousands of U.S. dollars, except share and per share data)
Statements of Earnings Data:
Net premiums earned	$895,575	$613,121	$823,514	$753,744	$542,991	$335,287		$170,219
Fees and commission income	35,088	66,103	39,364	39,347	34,919	6,681		8,331
Net investment income	270,671	208,789	185,463	122,564	66,024	78,696		66,319
Net realized and unrealized gains (losses)	(412,884)	190,334	77,818	(41,523)	51,991	460,791		(143,030)
Net incurred losses and LAE	(454,025)	(193,551)	(174,099)	(104,333)	(9,146)	(312,404)		(19,534)
Acquisition costs	(192,790)	(96,906)	(186,569)	(163,716)	(117,542)	(93,788)	30,108	(30,108)
Total other expenses, net	(396,054)	(472,988)	(467,641)	(393,711)	(347,540)	(118,293)		(107,322)
Earnings (losses) from equity method investments	42,147	5,904	(5,400)	—	—	8,772		14,697
Net earnings (loss) from continuing operations	(212,272)	320,806	292,450	212,372	221,697	365,742		(40,428)
Net earnings (loss) from discontinuing operations	—	10,993	11,963	(2,031)	5,539	—		—
Net earnings (loss)	(212,272)	331,799	304,413	210,341	227,236	365,742		(40,428)
Net (earnings) loss attributable to noncontrolling interest	62,051	(20,341)	(39,606)	9,950	(13,487)	2,148		(782)
Net earnings (loss) attributable to Enstar Group Limited	(150,221)	311,458	264,807	220,291	213,749	367,890		(41,210)
Dividends on preferred shares	(12,133)	—	—	—	—	(9,139)		—
Net earnings (loss) attributable to Enstar Group Limited Ordinary Shareholders	$(162,354)	$311,458	$264,807	$220,291	$213,749	$358,751		$(41,210)

Per Ordinary Share Data:(1)
Earnings per ordinary share attributable to Enstar Group Limited:
Basic:
Net earnings (loss) from continuing operations	$(7.84)	$15.50	$13.10	$11.55	$11.31	$16.71		$(2.12)
Net earnings (loss) from discontinuing operations	—	0.56	0.62	(0.11)	0.30	—		—
Net earnings (loss) per ordinary share	$(7.84)	$16.06	$13.72	$11.44	$11.61	$16.71		$(2.12)
Diluted:
Net earnings (loss) from continuing operations	$(7.84)	$15.39	$13.00	$11.46	$11.15	$16.57		$(2.12)
Net earnings (loss) from discontinuing operations	—	0.56	0.62	(0.11)	0.29	—		—
Net earnings (loss) per ordinary share	$(7.84)	$15.95	$13.62	$11.35	$11.44	$16.57		$(2.12)

Weighted average ordinary shares outstanding:
Basic	20,698,310	19,388,621	19,299,426	19,252,072	18,409,069	21,463,499		19,409,021
Diluted	20,904,176	19,527,591	19,447,241	19,407,756	18,678,130	21,645,862		19,602,512
(1) Earnings (losses) per share is a measure based on net earnings (losses) divided by weighted average ordinary shares outstanding. Basic earnings (losses) per share is defined as net earnings (losses) available to ordinary shareholders divided by the weighted average number of ordinary shares outstanding for the period, giving no effect to dilutive securities. Diluted earnings (losses) per share is defined as net earnings (losses) available to ordinary shareholders divided by the weighted average number of shares and share equivalents outstanding calculated using the treasury stock method for all potentially dilutive securities. When the effect of dilutive securities would be anti-dilutive, these securities are excluded from the calculation of diluted earnings (losses) per share.

	As of December 31,					As of March 31,
	2018	2017	2016	2015	2014	2019	2018
	(in thousands of U.S. dollars, except share and per share data)
Balance Sheet Data:
Total investments	$11,242,061	$8,755,130	$7,332,425	$6,340,781	$4,844,352	$11,773,687	$8,136,474
Total cash and cash equivalents (inclusive of restricted)	982,584	1,212,836	1,318,645	1,295,169	1,429,622	1,145,651	1,135,963
Reinsurance balances recoverable on paid and unpaid losses	2,029,663	2,021,030	1,460,743	1,451,921	1,305,515	2,286,447	2,368,696
Total assets	16,556,270	13,606,422	12,865,744	11,772,534	9,936,885	18,058,251	15,611,652
Losses and loss adjustment expense liabilities	9,409,504	7,398,088	5,987,867	5,720,149	4,509,421	10,096,022	8,986,070
Policy benefits for life and annuity contracts	105,080	117,207	112,095	126,321	8,940	100,682	116,849
Debt obligations	861,539	646,689	673,603	599,750	320,041	1,103,790	974,688
Total Enstar Group Limited shareholders’ equity	3,901,933	3,136,684	2,802,312	2,516,872	2,304,850	4,267,712	3,100,035

Book Value per Share:(1)
Basic	$158.06	$161.63	$144.66	$130.65	$120.04	$175.04	$159.65
Diluted	$155.94	$159.19	$143.68	$129.65	$119.22	$172.22	$157.06
Shares Outstanding:
Basic	21,459,997	19,406,722	19,372,178	19,263,742	19,201,017	21,463,499	19,409,021
Diluted	21,881,063	19,830,767	19,645,309	19,714,810	19,332,864	21,645,862	19,602,512
(1) Basic book value per share is calculated as total Enstar Group Limited shareholders’ equity available to ordinary shareholders divided by the number of ordinary shares outstanding as at the end of the period, giving no effect to dilutive securities. Diluted book value per share is calculated as total Enstar Group Limited shareholders’ equity available to ordinary shareholders plus the assumed proceeds from the exercise of outstanding warrants divided by the sum of the number of ordinary shares and ordinary share equivalents and warrants outstanding at the end of the period.

DESCRIPTION OF OTHER INDEBTEDNESS
Existing Notes
On March 10, 2017, we issued an aggregate principal amount of $350.0 million of our 4.500% Senior Notes due 2022 (the "Existing Notes"). The interest rate of the Existing Notes is 4.500% per annum, payable semi-annually. The Existing Notes mature on March 10, 2022. The Existing Notes were issued pursuant to the Indenture that will govern the Notes offered hereby. The Indenture includes covenants that limit our and our significant subsidiaries’ ability to grant liens on the capital stock or indebtedness of our significant subsidiaries. As of December 31, 2018, we were in compliance with all of our covenants under the Indenture. The Existing Notes are unsecured and unsubordinated obligations that rank equal to any of our other unsecured and unsubordinated obligations, senior to any future obligations that are expressly subordinated to the Existing Notes, effectively subordinate to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally subordinate to all liabilities of our subsidiaries.
The Existing Notes are redeemable at our option on a make whole basis at any time prior to the date that is one month prior to the maturity of the Existing Notes. On or after the date that is one month prior to the maturity of the Existing Notes, the Existing Notes are redeemable at a redemption price equal to 100% of the principal amount of the Existing Notes to be redeemed. However, we may only exercise our optional redemption right if: (i) the redemption would not result in, or accelerate, our insolvency, (ii) we maintain certain capital and surplus requirements, and (iii) the BMA has given, and not withdrawn, its consent to the redemption, but only if such consent is required to qualify the Existing Notes as Tier 3 Ancillary Capital under the Group Supervision Rules (as defined below).
Revolving Credit Facility
On August 16, 2018, we and certain of our subsidiaries, as borrowers and guarantors, entered into a five-year unsecured $600.0 million revolving credit agreement, which was amended on December 19, 2018. The revolving credit agreement expires in August 2023, and we have the option to increase the commitments under the facility by up to an aggregate of $400.0 million from the existing lenders or through the addition of new lenders, subject to the terms of the revolving credit agreement. Borrowings under the facility bear interest at a rate based on the Company's long term senior unsecured debt ratings.
As of March 31, 2019, we were permitted to borrow up to an aggregate of $600.0 million under the facility. As of March 31, 2019, there was $343.0 million of available unutilized capacity under the facility. Subsequent to March 31, 2019, we made net repayments of approximately $35.6 million, bringing the unutilized capacity under this facility to $378.6 million.
Interest is payable at least every three months at either the alternate base rate ("ABR") or the London Interbank Offered Rate (“LIBOR”) plus a margin as set forth in the revolving credit agreement. The margin could vary based upon any change in our long term senior unsecured debt rating assigned by Standard and Poor’s Financial Services LLC ("S&P") or Fitch Ratings Inc. ("Fitch"). We also pay a commitment fee based on the average daily unutilized portion of the facility. During the existence of an event of default, the interest rate may increase and the agent may, and at the request of the required lenders must, cancel lender commitments and demand early repayment.
Financial and business covenants imposed on us in relation to the revolving credit facility include certain limitations on mergers and consolidations, acquisitions, amalgamations, and sales of substantially all assets, incurring indebtedness and providing guarantees, dispositions of stock and other assets, paying dividends and repurchasing stock, making investments, entering into transactions with affiliates and incurring liens. Generally, the financial covenants require us to maintain a gearing ratio of consolidated indebtedness to total capitalization of not greater than 0.35 to 1.0 and to maintain a consolidated net worth of not less than the aggregate of (i) $2.3 billion, (ii) 50% of net income available for distribution to our ordinary shareholders at any time after August 16, 2018, and (iii) 50% of the proceeds of any common stock issuance made after August 16, 2018. In addition, we must maintain eligible capital in excess of the enhanced capital requirement imposed on us by the BMA pursuant to the Group Supervision Rules. We are in compliance with the covenants of the revolving credit agreement.
Term Loan Facility
On December 27, 2018, we entered into and fully utilized a three-year $500.0 million unsecured term loan facility. The proceeds were partially used to fund the acquisition of Maiden Reinsurance North America, Inc. We have the option to increase the principal amount of the term loan facility up to an aggregate amount of $150 million from the existing lenders or through the addition of new lenders, subject to the terms of the term loan credit agreement.

Interest is payable at least every three months at either ABR or LIBOR plus a margin set forth in the term loan credit agreement. The margin could vary based upon any change in our long term senior unsecured debt rating assigned by S&P or Fitch. During the existence of an event of default, the interest rate may increase and the agent may, and at the request of the required lenders must, demand early repayment.
The financial and business covenants in the term loan facility are the same as the covenants in our revolving credit facility, and we are in compliance with the covenants of the term loan credit agreement.
Unsecured Letters of Credit
We also utilize unsecured letters of credit to fund the deposit we are required to keep with Lloyd’s of London to support our underwriting capacity as a corporate member (referred to as "Funds at Lloyd's"). On February 8, 2018, we amended and restated our unsecured letter of credit agreement for Funds at Lloyd's (the "FAL Facility") to issue up to $325.0 million of letters of credit, with provision to increase the facility up to $400.0 million, subject to the lenders' approval. On February 12, 2019, we increased the facility up to $375.0 million and maintained the provision to increase the facility to $400.0 million. The FAL Facility is available to satisfy our Funds at Lloyd's requirements and expires in 2022. As of March 31, 2019, our combined Funds at Lloyd's were comprised of cash and investments of $642.1 million and unsecured letters of credit of $368.0 million.

DESCRIPTION OF THE NOTES
We will issue the Notes under an indenture, dated as of March 10, 2017, between Enstar Group Limited, as issuer, and The Bank of New York Mellon, as trustee, as supplemented by a third supplemental indenture, to be dated as of May 28, 2019 (such indenture as so supplemented, the “indenture”). This description of the Notes supplements, and to the extent inconsistent therewith replaces, the section entitled “Description of Debt Securities” in the accompanying prospectus.
The description of the Notes in this prospectus supplement and the accompanying prospectus is a summary only, is not complete and is subject to, and qualified by reference to, all of the provisions of the indenture and the Notes. We urge you to read the indenture and the Notes because they define your rights as a holder of Notes. A copy of the indenture, including the form of the Notes, is available without charge upon request to us at the address provided under “Where You Can Find More Information.” Capitalized terms used in this “Description of the Notes” that are not defined in this prospectus supplement have the meanings given to them in the indenture.
As used in this description of the Notes, “we,” “us,” “our,” the “Company” and “Enstar Group Limited” refer only to Enstar Group Limited and do not include any current or future subsidiaries of Enstar Group Limited.
General
The Notes will mature on June 1, 2029. The Notes will bear interest at a rate of 4.950% per year. The Notes will be issued only in registered form in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.
The trustee will initially act as our paying agent for the Notes. The Notes will be payable at the corporate trust office of the trustee, or an office or agency maintained by us for such purpose, in the Borough of Manhattan, The City of New York. We will pay principal of, premium, if any, and interest on, Notes in global form registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.
We will issue the Notes as a new series of debt securities under the indenture initially in an aggregate principal amount of $500 million. We may, without the consent of the holders of the Notes, issue an unlimited principal amount of additional notes having identical terms as the Notes offered hereby other than issue date, issue price and the first interest payment date (the “additional Notes”) and which will be deemed to be in the same series as the Notes offered hereby. We will only be permitted to issue such additional Notes if, at the time of such issuance, no event of default has occurred and is continuing under the indenture with respect to the Notes. Any additional Notes will be part of the same issue as the Notes that we are currently offering and will vote on all matters with the holders of the Notes; provided that if any additional Notes are not fungible with the Notes offered hereby for U.S. federal income tax purposes, they will be issued with a separate CUSIP number.
We do not intend to apply for listing of the Notes on any securities exchange.
Interest
We will pay interest on the Notes semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2019. We will make each interest payment to the holders of record at the close of business on the immediately preceding May 15 and November 15.
Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
If an interest payment date for the Notes falls on a day that is not a business day, the interest payment date may be postponed to the next business day and no interest with respect to such interest payment shall accrue for the intervening period. If the maturity date of the Notes falls on a day that is not a business day, we may pay principal and accrued and unpaid interest on the Notes on the next business day, and no interest on that payment will accrue from and after the maturity date.
Ranking
The Notes will represent unsecured general obligations of the Company and will rank equally with all of our other existing and future unsecured unsubordinated indebtedness. The Notes will rank senior in right of payment to any future subordinated indebtedness we incur.

In addition, the Notes will be contractually subordinated in right of payment to all obligations of our subsidiaries including all existing and future policyholder obligations of our subsidiaries. Further, holders of the Notes will have a junior position to claims of creditors against our subsidiaries, including insurance and reinsurance policyholders, trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders, except to the extent that we are recognized as a creditor of the applicable subsidiary. Any claims of the Company as the creditor of such subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary that is structurally senior to that held by us. After giving effect to the issuance of the Notes and the application of the net proceeds therefrom as described under “Use of Proceeds,” as of March 31, 2019, our total consolidated indebtedness would have been approximately $1,347.5 million, none of which was secured. All of such amount was debt of Enstar Group Limited, including $505.6 million of debt under our revolving credit facility and term loan facility, the obligations of which are guaranteed by certain of our subsidiaries. As of March 31, 2019, the total liabilities of our subsidiaries (excluding intercompany obligations) were $12,459.0 million, including $245.0 million of outstanding indebtedness.
Because we are a holding company and a significant part of our operations is conducted through subsidiaries, a significant portion of our cash flow, and consequently our ability to service debt, including the Notes, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers.
There are legal restrictions on payments of dividends and other distributions to shareholders that may affect our subsidiaries’ ability to transfer funds to Enstar. Therefore, Enstar may not have sufficient assets or funds to repay principal and interest on the Notes. In addition, insurance companies, including some of our direct and indirect subsidiaries, are subject to insurance laws and regulations that, among other things, require those companies to maintain certain levels of capital and surplus, and further restrict the amount of dividends and other distributions that may be paid to Enstar. These restrictions can include obtaining prior approval of insurance regulators having jurisdiction over our insurance subsidiaries before an insurance subsidiary can pay dividends or distributions to Enstar. The rights of our creditors (including the holders of the Notes) to participate in distributions on equity interests owned by us in certain of our subsidiaries, including our insurance subsidiaries, may be materially adversely affected if Enstar is unable to receive sufficient dividends or distributions from its direct and indirect subsidiaries.
In accordance with the Group Supervision Rules (as defined below), the Notes are unencumbered and do not give rise to a right of set-off against the claims and obligations of Enstar or any insurance subsidiary thereof to an investor or creditor. By purchasing the Notes, each holder of the Notes is deemed to agree and acknowledge that (1) no security or encumbrance of any kind is, or will at any time be, provided by Enstar or any of its affiliates to secure the rights of holders of the Notes and (2) the Notes will not in any way give rise to any rights of set-off, recoupments or counterclaims against any claims and obligations of Enstar or its regulated operating subsidiaries to any person in whose names the Notes are registered or any creditor of Enstar or its regulated operating subsidiaries.
Redemption
Optional Redemption
We may, at our option, subject to the BMA Redemption Requirements, redeem the Notes, at any time or from time to time, either in whole or in part. At any time prior to the date that is three months prior to the maturity of the Notes, we may redeem the Notes at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes to be redeemed; and

•
as determined by the Independent Investment Banker, the sum of the present values of the remaining principal amount and scheduled payments of interest on the Notes to be redeemed (excluding interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis at the Treasury Rate plus 40 basis points.

The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months. On or after March 1, 2029 (the date that is three months prior to the maturity of the Notes) (the “Par Call Date”), the redemption price will be 100% of the principal amount of the Notes to be redeemed.
In all cases, we will also pay the accrued and unpaid interest on the Notes to, but excluding, the redemption date.

Redemption for Tax Purposes
We may, at our option, subject to the BMA Redemption Requirements, redeem the Notes, at any time, in whole but not in part, following the occurrence of a Tax Event at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the Notes to, but excluding, the redemption date.
General
As used herein:
“Applicable Supervisory Regulations” means such insurance supervisory laws, rules and regulations relating to group supervision or the supervision of single insurance entities, as applicable, which are applicable to Enstar Group Limited or the Insurance Group, and which shall initially mean the Group Supervision Rules until such time when the BMA no longer has jurisdiction or responsibility to regulate Enstar Group Limited or the Insurance Group.
“BMA” means the Bermuda Monetary Authority, or, should the Bermuda Monetary Authority no longer have jurisdiction or responsibility to regulate Enstar Group Limited or the Insurance Group, as the context requires, a regulator which is otherwise subject to Applicable Supervisory Regulations.
“BMA Approval” means the BMA has given, and not withdrawn by the applicable redemption date, its prior consent to the redemption of such Notes.
“BMA Redemption Requirements” means (i) we may not redeem the Notes at any time prior to May 28, 2022 without BMA Approval, and (ii) we may not redeem the Notes at any time prior to their maturity if the Enhanced Capital Requirement would be breached immediately before or after giving effect to the redemption of such Notes, unless, in the case of each of clause (i) and (ii), we replace the capital represented by the Notes to be redeemed with capital having equal or better capital treatment as the Notes under the Group Supervision Rules.
“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes (assuming for this purpose that the Notes mature on the Par Call Date) that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate securities of comparable maturity to the remaining term of the Notes (assuming for this purpose that the Notes mature on the Par Call Date).
“Comparable Treasury Price” means, with respect to any redemption date:

•	the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or

•	if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations so received.
“ECR” means the enhanced capital and surplus requirement applicable to the Insurance Group and as defined in the Bermuda Insurance Act 1978, as amended from time to time, or, should the Insurance Act or the Group Supervision Rules no longer apply to the Insurance Group, any and all other solvency capital requirements defined in the Applicable Supervisory Regulations.
“Enhanced Capital Requirement” means the ECR or any other requirement to maintain assets applicable to Enstar Group Limited or in respect of the Insurance Group, as applicable, pursuant to the Applicable Supervisory Regulations.
“Group Supervision Rules” means the Bermuda Insurance (Group Supervision) Rules 2011, as those rules and regulations may be amended or replaced from time to time.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.
“Insurance Act” means the Bermuda Insurance Act 1978, as amended from time to time.
“Insurance Group” means all subsidiaries of Enstar Group Limited that are regulated insurance or reinsurance companies (or part of such regulatory group) pursuant to the Applicable Supervisory Regulations.
“Reference Treasury Dealer” means (a) each of Wells Fargo Securities, LLC and J.P. Morgan Securities LLC or their affiliates that are primary U.S. government securities dealers and their respective successors, unless any of them ceases to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), in which case we shall substitute another Primary Treasury Dealer and (b) two other Primary Treasury Dealers that we select.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury

Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by that Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding the redemption date.
“Tax Event” means, with respect to the Notes, if at any time we receive an opinion of counsel that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of Bermuda or any other taxing jurisdiction (including any political subdivision thereof or taxation authority therein affecting taxation) or (2) any change in the application or official interpretation of such laws, regulations or rulings (including, for the avoidance of doubt, any action taken by any taxing jurisdiction, which action is applied generally or is taken with respect to us, or a decision rendered by a court of competent jurisdiction in a taxing jurisdiction whether or not such decision was rendered with respect to us), we will be required as of the next interest payment date to pay additional amounts with respect to the Notes as provided in “—Payment of Additional Amounts,” and such requirement cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available.
“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third business day preceding the redemption date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.
We will provide notice of any redemption in the manner provided in the indenture at least 30 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed. The notice of redemption to each holder will specify, among other items, the redemption price (or the method for determination thereof).
Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.
If fewer than all of the Notes are to be redeemed at any time, the particular Notes to be redeemed shall be selected, from the outstanding Notes not previously called for redemption, in accordance with the applicable rules and procedures of the depositary, in the case of global notes, or, otherwise, by such method as the trustee shall deem fair and appropriate.
If any Note is to be redeemed in part only, the notice of redemption that relates to that note must state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued (or transferred through a book-entry system) in the name of the holder thereof upon cancellation of the original note. No Notes of $2,000 or less will be redeemed in part.
For the avoidance of doubt, payment of principal on the date of maturity will not be subject to the BMA Redemption Requirements.
Mandatory Redemption; Open Market Purchases
We are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. We or our affiliates may at any time and from time to time purchase Notes in the open market or otherwise.
Certain Covenants
The indenture will contain the following principal covenants:
Limitation on Liens on Stock of Significant Subsidiaries
We will not, nor will we permit any subsidiary to, create, incur, assume or guarantee or otherwise permit to exist any indebtedness secured by any lien, on any shares of capital stock of any significant subsidiary.
The term “significant subsidiary” means any present or future consolidated majority-owned subsidiary that meets condition (2) set forth under Rule 405 under the Securities Act (substituting 5 percent for 10 percent in the test used therein), provided that the test shall be conducted as of the end of the most recent fiscal quarter for which financial statements of the Company are available.
The term “lien” means any mortgage, pledge, lien, charge, security interest or other encumbrance of any nature whatsoever.
The term “indebtedness” means, with respect to any person:

•
the principal of and any premium and interest on (a) indebtedness of such person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

•	all capitalized lease obligations of such person;

•
all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

•
all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described above) entered into in the ordinary course of business to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

•
all obligations of the type referred to above in this bulleted list of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise, the amount thereof being deemed to be the lesser of the stated recourse, if limited, and the amount of the obligations or dividends of the other person;

•
all obligations of the type referred to above in this bulleted list of other persons secured by any lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of value of such property or assets or the amount of the obligation so secured; and

•	any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as indebtedness above in this bulleted list.
Consolidation, Merger, Amalgamation and Sale of Assets
We will not (1) consolidate with or merge or amalgamate into a third party, or (2) sell, assign, convey, transfer or lease all or substantially all of our properties and assets to any third party, other than a direct or indirect wholly owned subsidiary, unless:

•
we are the continuing entity in the transaction or, if not, unless the successor entity is organized under the laws of the United States, any state thereof, the District of Columbia, Bermuda, the Cayman Islands, Barbados or any country or state which was a member of the Organization for Economic Cooperation and Development on March 10, 2017 and expressly assumes our obligations on the Notes and under the indenture (including, for the avoidance of doubt, the obligation to pay additional amounts, as set forth below under “—Payment of Additional Amounts”);

•
immediately following the completion of the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	certain other conditions are met.
SEC Reports
Whether or not we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, if not filed electronically with the SEC through EDGAR (or any successor system), we will provide to the trustee and the holders of the Notes, within 15 days of the time periods required (after giving effect to Rule 12b-25 of the Exchange Act):

•	all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-K and 10-Q if we were required to file such forms; and

•	all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports;
provided that, during any time that we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will not be required to comply with (i) Section 302 or 404 of the Sarbanes-Oxley Act of 2002 or related Items 307 and 308 of Regulation S-K promulgated by the SEC or Item 601 of Regulation S-K (with respect to exhibits), (ii) in the case of annual reports, Items 9A, 10 (except with respect to Item 401 of Regulation S-K) and 11 of Form 10-K or (iii) Section 13(r) of the Exchange Act.
We may satisfy the requirement to provide information by posting such reports, documents and information on our website within the time periods specified by this covenant. Notwithstanding the foregoing, if any parent of us guarantees our obligations under the indenture and the Notes then outstanding (there being no obligation of such parent to do so), the reports, documents and information required to be filed and provided as described above may, at our option, be filed by and be those of such parent, rather than those of us. Delivery of reports, documents and information to the trustee is for informational purposes only and its receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the indenture or the Notes (as to which the trustee is entitled to rely exclusively on officer’s certificates).
Events of Default
The following events will constitute an event of default under the indenture with respect to the Notes:

•	a default in payment of principal or any premium, if any, when due and payable;

•	a default in payment of any interest beyond the date when due and payable, continuing for a period of 30 days;

•	a default in payment of any sinking fund installment when due;

•
a failure to observe or perform any of our other obligations under the debt securities or the indenture, other than a covenant or agreement included solely for the benefit of a different series of debt securities, after 60 days’ written notice of the failure;

•
default under any other indenture, mortgage, bond, debenture, note or other instrument, under which we or our subsidiaries may incur recourse indebtedness for borrowed money resulting in acceleration of more than $75,000,000 in aggregate principal amount (after giving effect to any and all grace periods) and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the indenture; and

•	certain events of bankruptcy, insolvency or reorganization.
If an event of default described in the last bullet point above occurs, then the principal amount of the Notes shall be immediately due and payable without any declaration or any other action on the part of the trustee or any holder.
If an event of default described in any other bullet point above occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the Notes may declare the principal and accrued interest of the Notes to be due and payable immediately. In order to declare the Notes due and immediately payable, the trustee or the holders must deliver a notice that satisfies the requirements of the indenture. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount of the Notes.
An event of default may be waived by the holders of a majority in principal amount of the Notes at any time after a declaration of acceleration but before a judgment for payment of the money due has been obtained if:

•
we have paid or deposited with the trustee all overdue interest, the principal and any premium due otherwise than by the declaration of acceleration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, and all amounts due to the trustee; and

•	all events of default, other than the nonpayment of the principal which became due solely by virtue of the declaration of acceleration, have been cured or waived.
Upon conditions specified in the indenture, however, the holders of a majority in aggregate principal amount of the Notes may waive past defaults under the indenture or rescind and annul an acceleration. Such a waiver, rescission or annulment may not occur where there is a continuing default in payment of principal, any premium or interest on the Notes.
The indenture entitles the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the holders of the Notes for any actions taken by the trustee at the request of the holders of the Notes. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.
Subject to the right of the trustee to indemnification as described above and except as otherwise described in the indenture, the indenture provides that the holders of a majority of the aggregate principal amount of the Notes may direct the time, method and place of any proceeding to exercise any right or power conferred in the indenture or for any remedy available to the trustee.
The indenture provides that no holders of the Notes may institute any action against us, except for actions for payment of overdue principal, any premium or interest, unless:

•	such holder previously gave written notice of the continuing default to the trustee;

•
the holders of at least 25% in aggregate principal amount of the outstanding Notes asked the trustee to institute the action and offered to the trustee indemnity reasonably satisfactory to the trustee for doing so;

•	the trustee did not institute the action within 60 days of the request and offer of indemnity; and

•	no direction inconsistent with such request has been given to the trustee by the holders of a majority in aggregate principal amount of the outstanding Notes.
The indenture provides that we will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.
Payment of Additional Amounts
We will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the Notes without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which Enstar Group Limited is otherwise considered to be a resident for tax purposes or any political subdivision or taxing authority thereof or therein or any jurisdiction from or through which payment on the Notes is made (a “taxing jurisdiction”), unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holder of any debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction (including any such withholding or deduction from such additional amounts), will not be less than the amount provided for in such debt security or in the indenture to be then due and payable.
We will not be required to pay any additional amounts for or on account of:

(1)
any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented, where presentation is required, such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

(2)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3)
any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(4)
any withholding or deduction imposed on or in respect of any Notes pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof or intergovernmental agreements in connection therewith, and any agreements entered into pursuant to Section 1471(b)(1) of the Code; or

(5)	any combination of items (1), (2) (3) and (4).
In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the Notes.
We will pay any present or future stamp, court or documentary taxes or other similar taxes, charges or levies that arise in any taxing jurisdiction (as defined above) from the execution, delivery, enforcement or registration of the Notes, the indenture, or any other document or instrument required in relation thereof, and we will agree to indemnify the holders for any such taxes paid by such holders. The obligations described under this heading will survive any termination, defeasance or discharge of the indenture and will apply mutatis mutandis to any jurisdiction in which any successor person to the Company is organized or any political subdivision or taxing authority or agency thereof or therein.
Discharge, Defeasance and Covenant Defeasance
The discharge, defeasance and covenant defeasance provisions described in the accompanying prospectus under “Description of Debt Securities—Terms and Conditions of the Series of Debt Securities—Discharge, Defeasance and Covenant Defeasance” will apply to the Notes.
Modification of the Indenture
Changes Not Requiring Holder Approval. The indenture provides that we and the trustee may enter into one or more supplemental indentures without the consent of the holders of the Notes to:

•	evidence a successor person’s assumption of our obligations under the indenture and the Notes;

•	add covenants or other provisions that protect holders of the Notes;

•
cure any ambiguity or inconsistency in the indenture, or between the indenture and the prospectus or any applicable prospectus supplement, or to make any other provision with respect to matters or questions arising under the indenture, provided that such correction does not materially adversely affect the holders of the Notes;

•	establish the forms or terms of other series of debt securities permitted by the indenture;

•	evidence a successor trustee’s acceptance of appointment; or

•	make any other change that does not materially and adversely affect the interests of the holders of the Notes.
Changes Requiring a Majority Vote. The indenture also permits us and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of the Notes to change, in any manner, the indenture and the rights of the holders of the Notes, except for the changes described immediately below.
Changes Requiring Approval of All Holders. The consent of each holder of an affected Note is required for changes that:

•	extend the stated maturity of, or reduce the principal of any Note;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable upon redemption;

•	change the currency in which the principal, any premium or interest is payable;

•	reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;

•	impair the right to institute a suit for the enforcement of any payment on any Note when due; or

•	reduce the percentage of principal amount of the Notes required to approve changes to the indenture.

In addition, no modification or amendment may, without the consent of each holder of an affected Note and the BMA, change the stated maturity of, the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any of the Notes.
Book-Entry System
We will issue the Notes in the form of one or more permanent global notes in definitive, fully registered form. The global note will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee in accordance with the FAST Balance Certificate Agreement between DTC and the trustee.
Direct and indirect participants in DTC will record beneficial ownership of the Notes by individual investors. The transfer of ownership of beneficial interests in a global note will be effected only through records maintained by DTC or its nominee, or by participants or persons that hold through participants.
Investors may elect to hold beneficial interests in the global notes through either DTC, or Euroclear or Clearstream, if they are participants in these systems, or indirectly through organizations that are participants in these systems. Upon receipt of any payment in respect of a global note, DTC or its nominee will immediately credit participants’ accounts with amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown in the records of DTC or its nominee. Payments by participants to owners of beneficial interests in a global note held through participants will be governed by standing instructions and customary practices and will be the responsibility of those participants.
DTC holds securities of institutions that have accounts with it or its participants. Through its maintenance of an electronic book‑entry system, DTC facilitates the clearance and settlement of securities transactions among its participants and eliminates the need to deliver securities certificates physically. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
DTC agrees with and represents to its participants that it will administer its book‑entry system in accordance with its rules and bylaws and requirements of law. The rules applicable to DTC and its participants are on file with the SEC.
Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC.
Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book‑entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries.
Clearstream is registered as a bank in Luxembourg and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include the underwriters or their affiliates. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream has established an electronic bridge with Euroclear as the operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream and the Euroclear Operator.
Distributions with respect to the Notes of a series held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Euroclear holds securities and book‑entry interests in securities for participating organizations (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book‑entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear

Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.
Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations and may include the underwriters or their affiliates. Non‑participants in Euroclear may hold and transfer beneficial interests in a global note through accounts with a Euroclear Participant or any other securities intermediary that holds a book‑entry interest in a global note through one or more securities intermediaries standing between such other securities intermediary and Euroclear.
Distributions with respect to the Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the terms and conditions of Euroclear, to the extent received by the U.S. depositary for Euroclear.
Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.
Cross‑market transfers between DTC’s participating organizations (the “DTC Participants”) on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its U.S. Depositary; however, such cross‑market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global note in DTC, and making or receiving payment in accordance with normal procedures for same‑day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.
Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global note from a DTC Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear Participant or Clearstream Participant to a DTC Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
The information in this section concerning DTC, Euroclear and Clearstream and their book‑entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.
Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants of their respective obligations under the rules and procedures governing their operations.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.
Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same‑Day Funds Settlement System.
Certificated Notes
We will issue certificated notes to each person that DTC identifies as a beneficial owner of the Notes represented by a global note upon surrender by DTC of the global note if:

•
DTC notifies us that it is no longer willing or able to continue as depositary for such global note or if DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and we have not appointed a successor depositary within 90 days of that notice; or

•	we execute and deliver to the trustee an Issuer Order stating that such global note shall be so exchangeable.

Governing Law; Waiver of Jury Trial
The indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York. The indenture provides that we and the trustee, and each holder of a note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the Notes or any transaction contemplated thereby.
Regarding the Trustee
The Bank of New York Mellon acts as trustee under the indenture. We and certain of our subsidiaries have in the past and may from time to time in the future utilize the commercial banking, custodial and/or other investment-related services regularly offered by the trustee or its affiliates in the ordinary course of our business.

MATERIAL TAX CONSIDERATIONS
Bermuda Taxation
Currently, there is no Bermuda withholding tax on interest paid by the Company. In addition, currently no Bermuda tax will be imposed upon a sale or other disposition of Notes by holders that are not ordinarily resident in Bermuda.
United States Taxation
The following is a description of certain material U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder, judicial authority, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), each as of the date of this prospectus supplement and each of which are subject to change at any time, possibly with retroactive effect. It does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular investor’s decision to invest in the Notes and does not address certain tax rules that are generally assumed to be understood by investors. This summary is limited to beneficial owners that purchase Notes in the initial offering at their issue price (i.e., the first price at which a substantial amount of the Notes is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) for cash and hold the Notes as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment).
This summary does not address the tax consequences to investors that are subject to special rules, such as financial institutions, banks, thrift institutions, real estate investment trusts, personal holding companies, regulated investment companies, “controlled foreign corporations,” “passive foreign investment companies”, insurance companies, tax-exempt entities, brokers and dealers in securities or currencies, traders in securities that elect to use mark-to-market method of accounting, persons that hold the Notes as part of a “straddle”, “hedge,” “conversion” or other integrated transaction, taxpayers who are required to recognize income for U.S. federal income tax purposes no later than when such income is taken into account in applicable financial statements, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, and persons who have ceased to be citizens or residents of the United States. Further, it does not address:

•	the U.S. federal income tax consequences to stockholders in, or partners or beneficiaries of, an entity that is an owner of the Notes;

•	the U.S. federal estate and gift or alternative minimum tax consequences of the purchase, ownership or sale of the Notes; or

•	any state, local or non-U.S. tax consequences of the purchase, ownership and sale of the Notes.
If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds Notes, the tax treatment of a partner in the partnership will generally depend upon the partner’s status and the activities of the partnership. If you are a partnership considering an investment in the Notes (or if you are a partner in such a partnership), you are urged to consult your own tax advisor about the U.S. federal income tax consequences of acquiring, owning and disposing of the Notes.
For purposes of this summary, you are a “U.S. holder” if you are a beneficial owner of a Note and you are:

•	an individual citizen or resident of the United States;

•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

For purposes of this summary, a non-U.S. holder is a beneficial owner of a Note that is not a U.S. holder and is not a partnership or other entity treated as a partnership for U.S. federal income tax purposes.
This summary is not binding on the IRS. We have not sought, and do not plan to not seek, any ruling from the IRS with respect to the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS will not be sustained by a court.

This summary constitutes neither tax nor legal advice to any particular investor. Prospective investors are urged to consult their own tax advisors to determine the specific tax consequences and risks to them of purchasing, holding and disposing of the Notes, including the application to their particular situation of any U.S. federal, state, local, and non-U.S. tax laws and of any applicable income tax treaty.
Tax Consequences to U.S. Holders
This subsection describes certain U.S. federal income tax consequences to a U.S. holder.
Interest on the Notes
You will generally be required to include interest (including the amount of any taxes withheld from such stated interest, if any, and the amount of any additional amounts paid in respect of such withholding taxes, if any) on the Notes as ordinary income at the time the interest is received or accrued, according to your method of tax accounting. Interest on the Notes will be treated as foreign source income for U.S. federal income tax purposes and generally will be passive category income for U.S. foreign tax credit limitation purposes. The rules governing foreign tax credits are complex and, therefore, you should consult your own tax advisors regarding the availability of foreign tax credits in your particular circumstances.
Sale, Exchange or Repurchase of the Notes
You will generally recognize gain or loss upon a sale, exchange or repurchase of a Note equal to the difference between (1) the amount of cash proceeds and the fair market value of any property received (except to the extent attributable to accrued interest, which will be taxable as ordinary interest income to the extent not previously included in income) and (2) your adjusted tax basis in the Note. Your adjusted tax basis in a Note generally will equal the cost of the Note to you. Any gain or loss you recognize generally will be treated as U.S. source capital gain or loss and will be long-term gain or loss if your holding period has exceeded twelve months. A reduced tax rate may apply to individuals and other noncorporate U.S. holders with long-term capital gains. The deductibility of capital losses is subject to certain limitations.
Medicare Tax on Investment Income
In addition to the ordinary U.S. federal income tax that will apply, a 3.8% Medicare tax applies to net investment income, including interest and capital gain, of certain U.S. individuals, estates, and trusts to the extent such income exceeds a specified threshold amount.
Information Reporting and Backup Withholding
Information reporting requirements may apply to the payment of interest on, and the proceeds from a sale of, a Note, unless you are an exempt recipient (such as a corporation). If you fail to supply your correct taxpayer identification number, underreport your tax liability or otherwise fail to comply with applicable U.S. information reporting or certification requirements, backup withholding (currently at a rate of 24%) may be required from those payments. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished to the IRS in a timely manner.
Reporting Obligations with Respect to Non-U.S. Assets
U.S. holders should consider their potential obligation to file IRS Form 8938, Statement of Specified Foreign Assets, with respect to the Notes. U.S. holders should consult with their tax advisors with respect to this or any other reporting requirement that may apply with respect to their acquisition and ownership of the Notes.
Tax Consequences to Non-U.S. Holders
Payments with Respect to the Notes
If you are a non-U.S. holder, all payments of principal or interest made to you on the Notes, and any gain realized on a sale, exchange or other taxable disposition of the Notes, will be exempt from U.S. federal withholding tax, unless:

•
your holding of the Notes is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, such interest or gain is attributable to a permanent establishment in the United States); or

•
in the case of gain on the disposition of a Note, you are an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.

If you are engaged in a trade or business in the United States and interest on a Note or gain recognized on the sale, exchange or other taxable disposition a Note is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, such interest or gain is attributable to a permanent establishment in the United States), you will be subject to U.S. federal income tax on that interest or gain on a net income basis in the same manner as if you were a U.S. person (as defined under the Code). In addition, if you are a non-U.S. corporation, you may be subject to a “branch profits tax” equal to 30% (or lower applicable income tax treaty rate) of your earnings and profits for the taxable year that are effectively connected with your conduct of a trade or business in the United States, subject to certain adjustments. For this purpose, any interest or gain on the Notes will be included in your earnings and profits.
An individual non-U.S. holder who is present in the United States for 183 days or more in the taxable year of disposition of a Note, and that meets certain other conditions, will be subject to a flat 30% U.S. federal income tax (which rate may, however, be reduced under an applicable tax treaty) on any gain recognized on such a disposition, which gain may be offset by such a person’s U.S. source capital losses, if any.
Information Reporting and Backup Withholding
In general, if your Notes are held through a non-U.S. (and not U.S. related) broker or financial institution, you will not be subject to information reporting and backup withholding with respect to payments that we make to you. Information reporting, and possibly backup withholding, may apply if you hold the Notes through a U.S. (or U.S. related) broker or financial institution unless you provide appropriate certification of your non-U.S. status to such broker or financial institution. In addition, you will not be subject to information reporting or backup withholding with respect to the proceeds of the sale of a Note within the United States or conducted through certain U.S.-related financial intermediaries if the payor receives appropriate documentation and does not have actual knowledge or reason to know that you are a U.S. person (as defined under the Code) or you otherwise establish an exemption. You should consult your own tax advisors concerning the application of the information reporting and backup withholding rules in your particular situation.
Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished to the IRS in a timely manner.

UNDERWRITING (CONFLICTS OF INTEREST)
Wells Fargo Securities, LLC, HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc. are acting as representatives of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of Notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
Wells Fargo Securities, LLC	$110,000,000
HSBC Securities (USA) Inc.	$85,000,000
J.P. Morgan Securities LLC	$85,000,000
SunTrust Robinson Humphrey, Inc.	$85,000,000
Barclays Capital Inc.	$42,500,000
nabSecurities, LLC	$42,500,000
Scotia Capital (USA) Inc.	$20,000,000
Commonwealth Bank of Australia	$10,000,000
ING Financial Markets LLC	$10,000,000
Lloyds Securities Inc.	$10,000,000
Total	$500,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of the Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make with respect to those liabilities.
The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commonwealth Bank of Australia (“CBA”) is not a United States registered broker-dealer. To the extent CBA intends to effect sales of Notes in the United States, it will do so through one or more United States registered broker-dealers in accordance with the applicable United States securities laws and regulations.
Commissions and Discounts
The representatives have advised us that the underwriters propose initially to offer the Notes at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of 0.40% of the principal amount of the Notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.25% of the principal amount of the Notes. After the initial offering, the public offering price, concession or any other term of the offering may be changed.
We estimate that our expenses, not including the underwriting discount, in connection with this offering will be approximately $1.1 million.
New Issue of Notes
The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any securities exchange or to arrange for quotation of the Notes on any automated dealer quotation system. We have been advised by the underwriters that they intend to make a market for the Notes after this offering is completed as permitted by applicable law. However, they are under no obligation to do so and may cease any market-making at any time without any notice. We cannot assure the liquidity of the trading market for the Notes or that an active trading market for the Notes will develop. If an active trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our financial performance or prospects, general economic conditions and other factors.
Short Positions
In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Conflicts of Interest
Affiliates of Wells Fargo Securities, LLC and Barclays Capital Inc. serve as joint lead arrangers, joint bookrunners and syndication agents under our revolving credit facility. Wells Fargo Securities, LLC serves as a joint lead arranger and joint bookrunner and an affiliate of Wells Fargo Securities, LLC serves as administrative agent under our term loan facility. SunTrust Robinson Humphrey, Inc. serves as a joint lead arranger and joint bookrunner and an affiliate of SunTrust Robinson Humphrey, Inc. serves as a co-syndication agent under our term loan facility. In addition, affiliates of each of Wells Fargo Securities, LLC, HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, SunTrust Robinson Humphrey, Inc., ING Financial Markets LLC, Lloyds Securities Inc., Scotia Capital (USA) Inc. and Barclays Capital Inc. are lenders under our revolving credit facility and/or under our term loan facility. Accordingly, these underwriters or their affiliates will receive a portion of the net proceeds from this offering through the repayment of borrowings under these facilities.
Each underwriter that, together with its affiliates, will receive 5% of more of the net proceeds of this offering is deemed to have a “conflict of interest” under FINRA Rule 5121. As such, these underwriters will not confirm any sales to any account over which they exercise discretionary authority without the specific written approval of the transaction from the account holder. Under FINRA Rule 5121, because the Notes offered hereby are “investment grade rated,” as defined in FINRA Rule 5121, it is not required that a “qualified independent underwriter” participate in the preparation of this prospectus supplement or the accompanying prospectus. Accordingly, there is no qualified independent underwriter for this offering.
Alternative Settlement Cycle
We expect that delivery of the notes will be made to investors on or about May 28, 2019, which will be the third business day following the date of this prospectus supplement (such settlement being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any day prior to two business days before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement and should consult with their own advisors.

Other Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time, the underwriters and their respective affiliates have directly or indirectly provided investment and/or commercial banking services to us for which they have received customary compensation and expense reimbursement. The underwriters and their respective affiliates may in the future provide similar services to us. They have received, or may in the future receive, customary fees and commissions for these transactions. See “—Conflicts of Interest,” above.
In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Notes offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Notice to Prospective Investors in the EEA
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (‘‘EEA’’). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, ‘‘MiFID II’’); or (ii) a customer within the meaning of Directive 2016/97/EU, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the ‘‘Prospectus Directive’’). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the ‘‘PRIIPs Regulation’’) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Directive.
Notice to Prospective Investors in the United Kingdom
In addition, in the United Kingdom, each underwriter (a) may only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (b) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.
Notice to Prospective Investors in Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes described herein. The Notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the offering, the Notes or us have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of the Notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Notes has not been and will not be authorized under the

Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Notes.
Notice to Prospective Investors in Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Hong Kong
None of the underwriters or any of their affiliates (i) have offered or sold, or will offer or sell, in Hong Kong, by means of any document, the Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (b) in other circumstances which do not result in this document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance or (ii) have issued or had in their possession for the purposes of issue, or will issue or have in their possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
WARNING. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.
Notice to Prospective Investors in Japan
The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “FIEA”) and the underwriters will not offer or sell any of the Notes directly or indirectly in Japan or to, or for the benefit of, any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, FIEA and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the Trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.
Singapore Securities and Futures Act Product Classification - Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Taiwan
The Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.
Notice to Prospective Investors in the United Arab Emirates
This prospectus supplement and the accompanying prospectus have not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), the Emirates Securities and Commodities Authority (the “SCA”) or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the UAE including, without limitation, the Dubai Financial Services Authority (the “DFSA”), a regulatory authority of the Dubai International Financial Centre (the “DIFC”).
This prospectus supplement and the accompanying prospectus are not intended to, and do not, constitute an offer, sale or delivery of shares or other securities under the laws of the UAE. Each underwriter has represented and agreed that the Notes have not been and will not be registered with the SCA or the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or any other UAE regulatory authority or exchange. The issue and/or sale of the Notes has not been approved or licensed by the SCA, the UAE Central Bank or any other relevant licensing authority in the UAE, and does not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 1 of 2015 (as amended) or otherwise, does not constitute an offer in the UAE in accordance with the Board Decision No. 37 of 2012 Concerning the Regulation of Investment Funds (whether by a Foreign Fund, as defined therein, or otherwise), and further does not constitute the brokerage of securities in the UAE in accordance with the Board Decision No. 27 of 2014 Concerning Brokerage in Securities.

LEGAL MATTERS
Certain legal matters relating to the Notes will be passed upon for us as to Bermuda law by Conyers Dill & Pearman Limited, Hamilton, Bermuda, and as to U.S. law by Hogan Lovells US LLP. The underwriters have been represented in connection with this offering by Cravath, Swaine & Moore LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act. This prospectus supplement and the accompanying prospectus are a part of the registration statement, but the registration statement also contains additional information and exhibits.
We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. The SEC maintains an Internet website at http://www.sec.gov that contains our filed reports, proxy and information statements, and other information we file electronically with the SEC.
Additionally, we make our SEC filings available, free of charge, on our website at https://investor.enstargroup.com/sec-filings as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than the filings incorporated by reference in this prospectus supplement, is not, and should not be, considered part of this prospectus supplement and the accompanying prospectus, is not incorporated by reference into this document, and should not be relied upon in connection with making any investment decision with respect to the Notes.
We are “incorporating by reference” into this prospectus supplement certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference in this prospectus supplement is legally deemed to be a part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede the information included in this prospectus supplement and the documents listed below. We incorporate the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 1, 2019;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 26, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 8, 2019;

•	our Current Reports on Form 8-K, filed with the SEC on January 2, 2019 and March 26, 2019; and

•
all future documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities being offered under this prospectus supplement are sold (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K).

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to us at the following address or telephone number:
Enstar Group Limited
P.O. Box HM 2267
Windsor Place, 3rd Floor
22 Queen Street
Hamilton HM JX
Bermuda
(441) 292-3645
Attention: Corporate Secretary

PROSPECTUS

Enstar Group Limited
ENSTAR GROUP LIMITED
Ordinary Shares, Preference Shares, Depositary Shares, Debt Securities, Purchase Contracts and Units, Warrants, and Units
We may from time to time offer and sell:

•	ordinary shares;

•	preference shares;

•	depositary shares representing ordinary shares or preference shares;

•	senior or subordinated debt securities;

•	purchase contracts and units;

•	warrants to purchase ordinary shares, preference shares or debt securities; and

•	units, which may consist of any combination of the securities listed above.
We may sell any combination of these securities in one or more offerings.
The specific terms of the securities and public offering prices will be provided in one or more supplements to this prospectus, which must accompany this prospectus. We urge you to carefully read this prospectus and any applicable accompanying prospectus supplement, together with the documents we incorporate by reference herein and therein.
We may sell these securities to or through underwriters and also to other purchasers or through agents. If any agents or underwriters are involved in the sale of any securities, the names of the underwriters or agents and the specific terms of a plan of distribution will be described in the accompanying prospectus supplement.
Our ordinary shares are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “ESGR.”

Investing in these securities involves certain risks. You should carefully consider the risk factors on page 2 of this prospectus and incorporated by reference in this prospectus and the applicable prospectus supplement before you invest in our securities.
None of the U.S. Securities and Exchange Commission, any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority or any other regulatory body has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

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The date of this prospectus is October 10, 2017
We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
The terms “Enstar,” “we,” “us,” “our,” the “Company” or similar references refer to Enstar Group Limited and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires. The term “securities” refers to any securities that we might sell under this prospectus or any prospectus supplement. References to “$” and “dollars” are to United States dollars.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of those documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the later-dated document modifies or supersedes the earlier statement.
You should read both this prospectus and any applicable prospectus supplement together with the additional information about our Company to which we refer you in the section of this prospectus entitled “Where You Can Find More Information” before deciding to invest in any of the securities being offered.
This prospectus contains summaries of certain provisions contained in key documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before

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making your investment decision. Copies of the documents referred to herein have been, or will be, filed and included or incorporated by reference in the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
The permission of the Bermuda Monetary Authority is required, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of shares of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the Bermuda Monetary Authority has granted a general permission. The Bermuda Monetary Authority, in its notice to the public dated June 1, 2005, has granted a general permission for the issue and subsequent transfer of any securities of a Bermuda company from and/or to a non-resident of Bermuda for exchange control purposes for so long as the “Equity Securities” of the company (which includes our ordinary shares) are listed on an “Appointed Stock Exchange” (which would include Nasdaq).
The Bermuda Monetary Authority and the Registrar of Companies in Bermuda accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus or in any prospectus supplement.

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THE COMPANY
Enstar is a multi-faceted insurance group that offers innovative capital release solutions and specialty underwriting capabilities through its network of group companies in Bermuda, the United States, the United Kingdom, Continental Europe, Australia, and other international locations. Our core focus is acquiring and managing insurance and reinsurance companies and portfolios of insurance and reinsurance business in run-off. Since the formation of our Bermuda-based holding company in 2001, we have completed over 75 acquisitions or portfolio transfers.
Our primary corporate objective is to grow our fully diluted book value per share. This is driven primarily by growth in our net earnings, which is in turn driven in large part by successfully completing new acquisitions, effectively managing companies and portfolios of business that we have acquired, and executing our active underwriting strategies.
Our principal executive offices are located at Windsor Place, 3rd Floor, 22 Queen Street, Hamilton HM JX, Bermuda, and our telephone number is (441) 292-3645.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to our financial condition, results of operations, business strategies, operating efficiencies, competitive positions, growth opportunities, plans and objectives of our management, as well as the markets for our securities and the insurance and reinsurance sectors in general. Statements that include words such as “estimate,” “project,” “plan,” “intend,” “expect,” “anticipate,” “believe,” “would,” “should,” “could,” “seek,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. All forward-looking statements are necessarily estimates or expectations, and not statements of historical fact, reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward looking statements should, therefore, be considered in light of various important factors, including those set forth in this prospectus and the documents incorporated by reference herein.
Factors that could cause actual results to differ materially from those suggested by the forward looking statements include, but are not limited to, the following:

•	risks associated with implementing our business strategies and initiatives;

•	risks that we may require additional capital in the future, which may not be available or may be available only on unfavorable terms;

•	the adequacy of our loss reserves and the need to adjust such reserves as claims develop over time;

•	risks relating to the availability and collectability of our reinsurance;

•
changes and uncertainty in economic conditions, including interest rates, inflation, currency exchange rates, equity markets and credit conditions, which could affect our investment portfolio, our ability to finance future acquisitions and our profitability;

•
the risk that ongoing or future industry regulatory developments will disrupt our business, affect the ability of our subsidiaries to operate in the ordinary course or to make distributions to us, or mandate changes in industry practices in ways that increase our costs, decrease our revenues or require us to alter aspects of the way we do business;

•	losses due to foreign currency exchange rate fluctuations;

•	increased competitive pressures, including the consolidation and increased globalization of reinsurance providers;

•	emerging claim and coverage issues;

•	lengthy and unpredictable litigation affecting assessment of losses and/or coverage issues;

•	loss of key personnel;

•	the ability of our subsidiaries to distribute funds to us and the resulting impact on our liquidity;

•	our ability to comply with covenants in our debt agreements;

•	changes in our plans, strategies, objectives, expectations or intentions, which may happen at any time at management’s discretion;

•	operational risks, including system, data security or human failures and external hazards;

•
risks relating to our acquisitions, including our ability to continue to grow, successfully price acquisitions, evaluate opportunities, address operational challenges, support our planned growth and assimilate acquired companies into our internal control system in order to maintain effective internal controls, provide reliable financial reports and prevent fraud;

•
risks relating to our ability to obtain regulatory approvals, including the timing, terms and conditions of any such approvals, and to satisfy other closing conditions in connection with our acquisition and disposition agreements, which could affect our ability to complete acquisitions;

•
risks relating to our active underwriting businesses, including unpredictability and severity of catastrophic and other major loss events, failure of risk management and loss limitation methods, the risk of a ratings downgrade or withdrawal, cyclicality of demand and pricing in the insurance and reinsurance markets;

•	our ability to implement our strategies relating to our active underwriting businesses;

•
risks relating to our life and annuities business, including mortality and morbidity rates, lapse rates, the performance of assets to support the insured liabilities, and the risk of catastrophic events;

•
risks relating to our investments in life settlements contracts, including that actual experience may differ from our assumptions regarding longevity, cost projections, and risk of non-payment from the insurance carrier;

•	risks relating to our subsidiaries with liabilities arising from legacy manufacturing operations;

•	risks relating to the performance of our investment portfolio and our ability to structure our investments in a manner that recognizes our liquidity needs;

•	tax, regulatory or legal restrictions or limitations applicable to us or the insurance and reinsurance business generally;

•
changes in tax laws or regulations applicable to us or our subsidiaries, or the risk that we or one of our non-U.S. subsidiaries become subject to significant, or significantly increased, income taxes in the United States or elsewhere;

•	changes in Bermuda law or regulation or the political stability of Bermuda; and

•	changes in accounting policies or practices.
The factors listed above should be not construed as exhaustive and should be read in conjunction with the risks and uncertainties referred to in the “Risk Factors” section below. We undertake no obligation to publicly update or review any forward looking statement, whether to reflect any change in our expectations with regard thereto, or as a result of new information, future developments or otherwise, except as required by law.
RISK FACTORS
Investing in our securities involves risks. Before investing in our securities, you should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.
USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds of any sale of securities for general corporate purposes, including, but not limited to, funding for acquisitions, working capital and other business opportunities. Until we use the net proceeds in the manner described above, we may temporarily use them to make cash and short duration fixed maturity investments.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
The following table sets forth our historical ratio of earnings to fixed charges and preferred dividends for the periods indicated.

	Six Months Ended June 30, 2017	Fiscal Year Ended December 31,
		2016	2015	2014	2013	2012
Ratio of earnings to fixed charges(1)	10.5x	13.0x	11.2x	13.9x	17.3x	21.8x
Ratio of earnings to combined fixed charges and preferred dividends(1)	10.5x	13.0x	11.2x	13.9x	17.3x	21.8x

(1) Data from certain prior years has been reclassified to reflect the results of Pavonia Holdings (US) Inc. as discontinued operations. See “Note 5—Held-For-Sale Business” in the notes to our consolidated financial statements included within Item 8 of our Annual Report incorporated by reference into this prospectus supplement.
Earnings consist of pre-tax earnings from continuing operations before adjustment for noncontrolling interest and income from equity investees, plus fixed charges, plus distributed income of equity investees, minus noncontrolling interest pre-tax earnings of subsidiaries that have not incurred fixed charges. Fixed charges consist of interest expense and an estimate of the interest component of the rent expense. There were no dividends paid on outstanding preference shares during the periods shown.

GENERAL DESCRIPTION OF THE SECURITIES
We may from time to time offer under this prospectus, separately or together:

•	ordinary shares;

•	preference shares;

•	depositary shares representing ordinary shares or preference shares;

•	senior or subordinated debt securities;

•	purchase contracts and units;

•	warrants to purchase ordinary shares, preference shares or debt securities;

•	and units, which may consist of any combination of the securities listed above
DESCRIPTION OF SHARE CAPITAL
Overview
Our authorized share capital consists of: (i) 90,000,000 ordinary shares, par value $1.00 per share, (ii) 21,000,000 non-voting convertible ordinary shares, par value $1.00 per share, and (iii) 45,000,000 preference shares, par value $1.00 per share. As of October 9, 2017, there were (1) 16,423,883 ordinary shares issued outstanding, (2) 2,599,672 Series C non-voting convertible ordinary shares issued and outstanding, (3) 404,771 Series E non-voting convertible ordinary shares issued and outstanding and (4) 388,571 Series C participating non-voting perpetual preferred shares issued and held in treasury.
All issued and outstanding shares are fully paid and nonassessable. Authorized but unissued preference shares may, subject to any rights attaching to existing shares, be issued at any time and at the discretion of our board of directors without the approval of our shareholders, with such rights, preferences and limitations as the board may determine. The number of ordinary shares, non-voting convertible ordinary shares, and preference shares outstanding from time to time is reported in our annual and quarterly filings with the SEC.
The following description of our share capital and the provisions of our memorandum of association, fourth amended and restated bye-laws and certificate of designations relating to the Series C preferred shares are only summaries of their material terms and the provisions relating to our share capital and are qualified by reference to the complete text of the memorandum of association, bye-laws and certificate of designations relating to the Series C preferred shares, copies of which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part. For information on how to obtain copies of the memorandum of association, bye-laws or other exhibits, see “Where You Can Find More Information.”
Ordinary Shares
Holders of our ordinary shares have no preemptive, redemption, conversion or sinking fund rights. Subject to the limitation on voting rights described below, holders of our ordinary shares are entitled to one vote per share on all matters submitted to a vote of shareholders.
Most matters to be approved by our shareholders require approval by a simple majority vote, subject to the limitation described below in “-Limitation on Voting Power of Shares.” Under the Bermuda Companies Act of 1981 (the “Companies Act”), the holders of at least 75% of our shares voting in person or by proxy at a meeting (including non-voting shares) generally must approve an amalgamation or merger with another company. In addition, the Companies Act provides that a resolution to remove our auditor before the expiration of its term of office must be approved by at least two-thirds of the votes cast at a meeting of our shareholders. The quorum for any meeting of our shareholders is two or more persons present in person throughout the meeting and representing in person or by proxy in excess of 50% of our total issued voting shares.
Our board of directors has the power to approve our discontinuation from Bermuda to another jurisdiction. In accordance with the Companies Act, the rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound-up, be varied with the consent in writing of the holders of 75% of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class.
In the event of our liquidation, dissolution or winding-up, the holders of our ordinary shares are entitled to share equally and ratably on a pari passu basis with the non-voting convertible ordinary shares and any participating shares in the surplus of our assets, if any, remaining after the payment of all its debts and liabilities and the liquidation preference of any outstanding preference shares. Holders of ordinary shares are entitled to such dividends as our board of directors may from time to time declare on a pari passu basis with the non-voting convertible ordinary shares.
Non-Voting Convertible Ordinary Shares
Holders of our non-voting convertible ordinary shares have no pre-emptive, redemption or sinking fund rights and are generally entitled to enjoy all of the rights attaching to ordinary shares, but are not entitled to vote other than in certain limited situations, including the approval of an amalgamation or merger (see “-Ordinary Shares”).
Non-voting convertible ordinary shares are divided into five series: Series A, B, C, D, and E. As of October 10, 2017, only Series C and E were outstanding. The Series A shares were canceled in an internal reorganization in 2016. The Series C shares were originally issued in connection with investment transactions in 2011. The Series C shares: (i) have all of the economic rights (including dividend rights) attaching to voting ordinary shares but are non-voting except in certain limited circumstances; (ii) may only vote on certain limited matters that would constitute a variation of class rights and as required under Bermuda law, provided that the aggregate voting power of the Series C shares with respect to any merger, consolidation or amalgamation will not exceed 0.01% of the aggregate voting power of our issued share capital; and (iii) require the registered holders’ written consent in order to vary the rights of the shares in a significant and adverse manner.
Each Series C share and Series E share shall be automatically converted into one ordinary share, subject to any necessary adjustments for any share splits, dividends, recapitalizations, consolidations or similar transactions occurring in respect of our ordinary shares or our non-voting convertible ordinary shares after the date of the adoption of our bye-laws, only upon the transfer by the registered holder of such non-voting convertible ordinary share, whether or not for value, to a third party in a Widely Dispersed Offering. As used herein, “Widely Dispersed Offering” means (i) a widespread public distribution, (ii) a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting shares of the Company or (iii) a transfer to a transferee that would control more than 50% of the voting shares of the Company without any transfer from the holder.
The Series B and Series D shares were created in connection with investment transactions in 2011, but no shares in these series are issued and outstanding.
Holders of the Series C shares have the right to convert such shares, on a share-for-share basis, subject to certain adjustments, into Series D shares at their option. There is no economic difference in Series B, C or D shares, but there are slight differences in the conversion rights and the limited voting rights of each series. The Series E shares have substantially the same rights as the Series C shares, except that (i) they are convertible only into voting ordinary shares and (ii) they may only vote as required under Bermuda law. The Series E shares include all other non-voting convertible ordinary shares authorized under our bye-laws but not classified as Series A, B, C or D non-voting convertible ordinary shares.
Preference Shares
Series C preference shares
As of October 10, 2017, the only series of preference shares outstanding was the Series C Participating Non-Voting Perpetual Preferred Stock (“Series C Preferred Shares”), all of which are held by one of our wholly-owned subsidiaries. Except as described below, the Series C Preferred Shares, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank pari passu with our ordinary voting and non-voting shares, and rank senior to each of our other classes or series of share capital, unless the terms of any such class or series shall expressly provide otherwise.
Series C Preferred Shares (i) upon liquidation, dissolution or winding up of the Company, entitle their holders to a preference over holders of our ordinary voting and non-voting shares of an amount equal to $0.001 per share with respect to the surplus assets of the Company and (ii) are non-voting except in certain limited circumstances. Dividends will be paid on the Series C Preferred Shares when, as and if declared on our ordinary voting and non-voting shares in an amount equal to the dividend paid on our ordinary voting and non-voting shares, multiplied by the applicable participation rate. The participation rate is initially set at ten (10), which is generally reflective of the reduction in the number of Series C Preferred Shares issued in exchange for the previously outstanding Series A non-voting convertible ordinary shares. The Series C Preferred Shares are not entitled to dividends or distributions that are related to certain entities in which the Company owns an interest.

Future series of preference shares
Pursuant to our bye-laws and Bermuda law, our board of directors by resolution may establish one or more additional series of preference shares having such number of shares, designations, relative voting rights, dividend rates, redemption or repurchase rights, conversion rights, liquidation and other rights, preferences, powers, and limitations as may be fixed by our board of directors without any further shareholder approval, which, if any such preference shares are issued, will include restrictions on voting and transfer intended to avoid having the Company constitute a “controlled foreign corporation” for United States federal income tax purposes. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of the Company. The issuance of preference shares could also adversely affect the voting power of the holders of our ordinary shares, deny our shareholders the receipt of a premium on their ordinary shares or non-voting convertible ordinary shares at the end of a tender or other offer for such shares and have a depressive effect on the market price of such shares.
Change of Control and Related Provisions of Our Memorandum of Association and Bye-Laws
A number of provisions in our memorandum of association and bye-laws and under Bermuda law may make it more difficult to acquire control of the Company. These provisions may have the effect of delaying, deferring, discouraging, preventing or rendering more difficult a future takeover attempt which is not approved by our board of directors but which individual shareholders may deem to be in their best interests or in which our shareholders may receive a substantial premium for their shares over then current market prices. As a result, those of our shareholders who might desire to participate in such a transaction may not have an opportunity to do so. In addition, these provisions may adversely affect the prevailing market price of our ordinary shares and our non-voting convertible ordinary shares. These provisions are intended to:

•	enhance the likelihood of continuity and stability in the composition of our board of directors;

•	discourage some types of transactions that may involve an actual or threatened change in control of the Company;

•	discourage certain tactics that may be used in proxy fights;

•	ensure that our board of directors will have sufficient time to act in what the board believes to be in the best interests of the Company and our shareholders; and

•	encourage persons seeking to acquire control of the Company to consult first with our board to negotiate the terms of any proposed business combination or offer.
Limitation on Voting Power of Shares
Holders of our non-voting convertible ordinary shares and Series C Preferred Shares are generally not entitled to vote. Except as provided below, each ordinary share has one vote in connection with matters presented to our shareholders. However, pursuant to a mechanism specified in our bye-laws, the voting rights exercisable by a shareholder may be limited. In any situation in which the “controlled shares” (as defined below) of a “U.S. Person” (as defined in the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) or the ordinary shares held by a “Direct Foreign Shareholder Group” (as defined below) would constitute 9.5% or more of the votes conferred by the issued ordinary shares, the voting rights exercisable by a shareholder with respect to such shares shall be limited so that no U.S. Person or Direct Foreign Shareholder Group is deemed to hold 9.5% or more of the voting power conferred by our ordinary shares. The votes that could be cast by a shareholder but for these restrictions will be effectively allocated to our other shareholders pro rata based on the voting power held by such shareholders, provided that no allocation of any such voting rights may cause a U.S. Person or Direct Foreign Shareholder Group to exceed the 9.5% limitation as a result of such allocation.
In addition, our board of directors may limit a shareholder’s voting rights where the board deems it necessary to do so to avoid non-de minimis adverse tax, legal or regulatory consequences. “Controlled shares” includes, among other things, all ordinary shares that a U.S. Person owns directly, indirectly or constructively (within the meaning of Section 958 of the Code). A “Direct Foreign Shareholder Group” includes a shareholder or group of commonly controlled shareholders that are not United States persons.
We also have the authority under our bye-laws to request information from any shareholder for the purpose of determining whether a shareholder’s voting rights are to be reallocated pursuant to our bye-laws. If a shareholder fails to respond to a request from the Company for information or submits incomplete or inaccurate information in response to such a request, we may, in our sole discretion, eliminate such shareholder’s voting rights.

Under these provisions, certain shareholders may have the right to exercise their voting rights limited to less than one vote per share, while other shareholders may have the right to exercise their voting rights effectively increased to more than one vote per share. Moreover, these provisions could have the effect of reducing the voting power of certain shareholders who would not otherwise be subject to the limitation by virtue of their direct share ownership.
These provisions may discourage those who would otherwise seek to acquire control of us by means of a tender offer, open market purchase, proxy contest or otherwise, even if some or a majority of our shareholders might deem these purchases or acquisition proposals to be in their best interests. To the extent these provisions discourage takeover attempts, they may deprive shareholders of opportunities to realize takeover premiums for their shares or may depress the market price of the shares.
Restrictions on Transfer
Pursuant to our bye-laws, our board of directors may decline to register a transfer of any of our ordinary shares under certain circumstances, including if it has reason to believe that any non-de minimis adverse tax, regulatory or legal consequences to the Company, any of its subsidiaries or any of its shareholders may occur as a result of such transfer. Further, our bye-laws provide the Company with the option to repurchase, or to assign to a third party the right to purchase, the minimum number of ordinary shares necessary to eliminate any such non-de minimis adverse tax, regulatory or legal consequence. The price to be paid for such shares will be the fair market value of such shares. In addition, our board of directors may decline to approve or register a transfer of shares unless all applicable consents, authorizations, permissions or approvals of any governmental body or agency in Bermuda, the United States, or any other applicable jurisdiction required to be obtained prior to such transfer shall have been obtained.
Although we believe that the precise form of the restrictions on transfer contained in our bye-laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon.  The restrictions on transfer may also have the effect of delaying, deferring or preventing a change in control.
Unissued Shares
Ordinary Shares and Non-Voting Convertible Ordinary Shares
Our authorized and unissued ordinary shares and non-voting convertible ordinary shares will be available for future issuance without additional shareholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances, we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.
Preference Shares
Our memorandum of association and bye-laws grant our board of directors the authority, without any further vote or action by our shareholders, to issue preference shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of the shares constituting any series. The existence of authorized but unissued preference shares could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue preference shares to parties who might oppose such a takeover bid or shares that contain terms the potential acquirer may find unattractive. This may have the effect of delaying or preventing a change in control, may discourage bids for our ordinary shares at a premium over the market price of our ordinary shares, and may adversely affect the market price of, and the voting and other rights of the holders of, our ordinary shares.
Classified Board of Directors, Vacancies and Removal of Directors
Our bye-laws provide that our board of directors will be divided into three classes of even number or nearly even number, with each class elected for staggered three-year terms expiring in successive years. Any effort to obtain control of our board of directors by causing the election of a majority of the board of directors may require more time than would be required without a staggered election structure. Our shareholders may remove directors only for cause, and the notice of a meeting of the shareholders convened for the purpose of removing a director is required to contain a statement of the intention to do so and be served on such director not less than fourteen days before the meeting and at such meeting the director is entitled to be heard on the motion for such director’s removal. Vacancies (including a vacancy created by increasing the size of the board) in our board of directors may be filled by the shareholders at the meeting at which a director is removed or, in the absence of such election or appointment, by a majority of our directors. Any director elected to fill a vacancy will hold office for the remainder of the full term of the class of directors in which the vacancy occurred (including a vacancy created by increasing the size of the board) and until such director’s successor shall have been duly elected and qualified. No decrease in the number of directors will shorten the term of any incumbent director. Our bye-laws provide that the number of directors will be fixed and increased or decreased from time to time by resolution of the board of directors, but the board of directors will at no time consist of fewer than five directors or more than such maximum number of directors, not exceeding fifteen directors, as the board may from time to time determine. A majority of the board is required to consist of directors who are not residents of the United Kingdom or Switzerland. These provisions may have the effect of slowing or impeding a third party from initiating a proxy contest, making a tender offer or otherwise attempting a change in the membership of our board of directors that would effect a change of control.
Other Bye-Law Provisions
The following provisions are a summary of some of the other important provisions of our bye-laws.
Our bye-laws provide certain aspects concerning corporate governance, including the establishment of share rights, modification of those rights, issuance of share certificates, imposition of a lien over shares in respect of unpaid amounts on those shares, calls on shares that are not fully paid, forfeiture of shares, the transfer of shares, alterations of capital, the calling and conduct of general meetings, proxies, the appointment and removal of directors, conduct and power of directors, the payment of dividends, the appointment of an auditor and its winding-up.
Our bye-laws may only be amended by both a resolution of our board of directors and a resolution of our shareholders.
Our bye-laws provide that if any matters regarding the appointment, removal or remuneration of directors of our subsidiaries are required to be submitted to a vote of such subsidiaries’ shareholders, those matters to be voted upon are required also to be submitted to our shareholders, and the shareholders of such subsidiaries are required to vote the subsidiaries’ shares in accordance with and in proportion to the vote of our shareholders.
Transfer Agent and Registrar
The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company.

DESCRIPTION OF DEPOSITARY SHARES
General
We may issue depositary shares representing proportional fractional interests in ordinary shares or preference shares that will be evidenced by depositary receipts. We will deposit the underlying ordinary shares or preference shares with a depositary pursuant to a deposit agreement among us, the depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares (such agreement, the “Deposit Agreement”). Subject to the terms of the Deposit Agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of the ordinary share or preference share represented by such depositary share, to all the rights and preferences of the ordinary shares or preference shares represented thereby (including dividend, voting, redemption and liquidation rights) as specified in the applicable prospectus supplement.
Dividends and Other Distributions
Unless otherwise specified in the applicable prospectus supplement, the depositary will distribute any cash dividends or other cash distributions received in respect of the deposited ordinary shares or preference shares, including any additional amounts as described in the applicable prospectus supplement, to the record holders of depositary shares relating to the underlying ordinary shares or preference shares in proportion to the number of depositary shares held by the holders. If we make a distribution on the deposited ordinary shares or preference shares other than in cash, the depositary will distribute any property received by it to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.
Redemption of Depositary Shares
Whenever we redeem ordinary shares or preference shares held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing ordinary shares or preference shares so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such ordinary shares or preference shares. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or in such other manner as we may determine to be fair and equitable.
Voting Deposited Ordinary Shares or Preference Shares
Because each depositary share will represent a fractional interest in an ordinary share or preference share, holders of depositary receipts will be entitled to a fraction of a vote per deposited ordinary share or preference share under the circumstances in which holders of such deposited ordinary shares or preference shares are entitled to a vote.
When the depositary receives notice of any meeting at which the holders of any deposited ordinary shares or preference shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such ordinary shares or preference shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the ordinary shares or preference shares, may instruct the depositary to vote the amount of the ordinary shares or preference shares represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the ordinary shares or preference shares represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the ordinary shares or preference shares, it will not vote the amount of the ordinary shares or preference shares represented by such depositary shares.
Preemptive and Conversion Rights
Unless otherwise specified in an applicable prospectus supplement, the holders of the depositary shares do not have any preemptive or conversion rights.
Amendment and Termination of the Deposit Agreement
We and the depositary may generally amend the form of depositary receipt evidencing the depositary shares and any provision of the Deposit Agreement at any time without the consent of the holders of depositary shares. However, any amendment that materially and adversely alters the rights of the holders will not be effective unless such amendment has been approved by holders of depositary shares representing at least a majority of the depositary shares then outstanding.
The Deposit Agreement may be terminated by us or the depositary if:

•	all outstanding depositary shares have been redeemed; or

•
there has been made a final distribution in respect of the ordinary shares or preference shares in connection with our liquidation, dissolution or winding-up, and such distribution has been distributed to the holders of depositary shares.

Fees, Charges and Expenses
Unless otherwise specified in the applicable prospectus supplement, we will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements regarding any depositary shares we may offer. We will also pay all charges of the depositary in connection with the initial deposit of the ordinary shares or the preference shares and the initial issuance of the depositary shares, all withdrawals and any redemption or repurchase, as applicable, of deposited ordinary shares or preference shares. All other transfer and other taxes and governmental charges are at the expense of holders of depositary shares.
Resignation and Removal of Depositary
Unless otherwise specified in the applicable prospectus supplement, the depositary may resign at any time by delivering a written notice to us of its election to do so. We may remove the depositary at any time by providing notice. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must, generally, be appointed within 60 days after delivery of the notice of resignation or removal and be a person with a principal office in the United States and having a combined capital and surplus (along with its affiliates) of at least $50 million. If a successor is not appointed within 60 days, the outgoing depositary may petition a court to do so.
Miscellaneous
Unless otherwise specified in the applicable prospectus supplement, the depositary will not be liable for any delays or failures in performance of its obligations under the Deposit Agreement resulting from acts beyond its reasonable control. The depositary will not be obligated to appear in, prosecute or defend any legal proceeding relating to any depositary shares or deposited ordinary shares or preference shares unless satisfactory indemnity is furnished.
DESCRIPTION OF DEBT SECURITIES
We may offer debt securities from time to time, in one or more series, under this prospectus and one or more prospectus supplements. We will issue any senior debt securities pursuant to a senior debt indenture dated as of March 10, 2017, between Enstar Group Limited and The Bank of New York Mellon, as trustee, which we have filed as an exhibit to the registration statement of which this prospectus is a part. In addition, we may issue subordinated debt securities pursuant to a subordinated debt indenture with a trustee to be chosen later by us and qualified to act under the Trust Indenture Act of 1939, as amended. We have filed the form of subordinated debt indenture as an exhibit to the registration statement of which this prospectus is a part. The senior indenture and the form of subordinated debt indenture are collectively referred to in this section as the “indentures.”
This section summarizes the material provisions of the indentures and the debt securities. However, because it is a summary, it does not describe every aspect of the indentures or the debt securities, and is subject to, and is qualified in its entirety by reference to, all provisions of the indentures. See “Where You Can Find More Information” for information on how to obtain a copy of the indentures.
The following description sets forth certain general terms and provisions of the debt securities that we may offer under a prospectus supplement. The particular terms and provisions of the debt securities offered by the related prospectus supplement and the extent, if any, to which such general terms and provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities.
The senior debt securities will represent unsecured general obligations of the Company and will rank equally with all of our other existing and future senior and unsecured, unsubordinated indebtedness. The senior debt securities will rank senior to our subordinated indebtedness, if any. The subordinated debt securities will represent unsecured general obligations of the Company and will rank equally with all of our other existing and future subordinated and unsecured indebtedness and will be subordinated in right of payment in respect of principal, any premium or interest on and any additional amounts owing under the subordinated debt securities to our senior indebtedness. Events that can trigger the right of holders of senior debt securities to receive payment of principal and interest prior to payments to the holders of subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the senior debt indenture.
Because we are a holding company and a significant part of our operations is conducted through subsidiaries, a significant portion of our cash flow, and consequently our ability to service debt, including the debt securities, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers.
In addition, holders of the debt securities will have a junior position to claims of creditors against our subsidiaries, including policy holders, trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders, except to the extent that we are recognized as a creditor of our related subsidiary. Any claims of the Company as the creditor of such subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary that is structurally senior to that held by us.
There are legal restrictions on payments of dividends and other distributions to shareholders that may affect our subsidiaries’ ability to transfer funds to us. In addition, insurance companies, including some of our direct and indirect subsidiaries, are subject to further insurance regulations that, among other things, may require those companies to maintain certain levels of equity and further restrict the amount of dividends and other distributions that may be paid to us. The rights of our creditors (including the holders of our debt securities) to participate in distributions on shares owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.
For purposes of this “Description of Debt Securities” section of this prospectus, references to the terms “Enstar Group Limited,” “Enstar,” the “Company,” “we,” “us” and “our” refer only to Enstar Group Limited and not to any of its subsidiaries unless we specify or the context clearly indicates otherwise.
Terms and Conditions of the Series of Debt Securities
The indentures do not limit the amount of debt securities that we may incur. We may issue as many distinct series of debt securities under the indentures as we wish. Unless otherwise specified in a prospectus supplement, we may issue debt securities of the same series as an outstanding series of debt securities without the consent of holders of securities in the outstanding series. Any additional debt securities so issued will have the same terms as the existing debt securities of the same series in all respects (except for certain terms and conditions permitted to vary under certain provisions of the indenture including, for example, the issuance date, the date upon which interest begins accruing and, in some cases, the first interest payment on the new series), so that such additional debt securities will increase the aggregate principal amount of, and will be consolidated and form a single series with, the existing debt securities of the same series.
We will provide a prospectus supplement to accompany this prospectus for each series of debt securities that we offer. In the prospectus supplement, we will describe the terms and conditions of the series of debt securities that we are offering, which may vary from the terms described in this prospectus and may include some or all of the following:

•
the specific designation of the series of debt securities being offered, the aggregate principal amount of debt securities of such series, including whether such debt securities will be issued with original issue discount, the purchase price for the debt securities and the denominations of the debt securities;

•	whether the securities are senior or subordinated;

•
the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	the date or dates upon which the debt securities are payable and will mature;

•
the interest rate or rates applicable to the debt securities or the method for determining such rate or rates, whether the rate or rates are fixed or variable and the dates on which interest will be payable;

•	the place or places where the principal of, any premium and any interest on the debt securities will be payable;

•	whether the securities are convertible or exchangeable for other securities issued by us, and if so, the terms and conditions upon which the securities are so convertible or exchangeable;

•
any mandatory or optional redemption and any make-whole amount (if applicable), repayment or sinking fund provisions applicable to the debt securities. A redemption or repayment provision could either obligate or permit us to buy back the debt securities on terms that we designate in the prospectus supplement, with or without payment of a make-whole amount. A sinking fund provision could either obligate or permit us to set aside a certain amount of assets for payments upon the debt securities, including payment upon maturity of the debt securities or payment upon redemption of the debt securities;

•
whether the debt securities will be issued in registered form, in bearer form or in both registered and bearer form. In general, ownership of registered debt securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered debt securities may transfer the securities only on the records of the issuer. By contrast, ownership of bearer debt securities generally is evidenced by physical possession of the securities. Accordingly, the holder of a bearer debt security can transfer ownership merely by transferring possession of the security;

•
any restrictions or special procedures applicable to (1) the place of payment of the principal, any premium and any interest on bearer debt securities, (2) the exchange of bearer debt securities for registered debt securities or (3) the sale and delivery of bearer debt securities. A holder of debt securities will not be able to exchange registered debt securities into bearer debt securities except in limited circumstances;

•
whether we are issuing the debt securities in whole or in part in global form. If debt securities are issued in global form, the prospectus supplement will disclose the identity of the depositary for such debt securities and any terms and conditions applicable to the exchange of debt securities in whole or in part for other definitive securities. Debt securities in global form are discussed in greater detail below under “Global Debt Securities”;

•	any proposed listing of the debt securities on a securities exchange;

•
any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the indenture, by depositing money or U.S. government obligations with the trustee of the indenture;

•	the names of any trustee, depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;

•	any right we may have to defer payments of interest on the debt securities;

•
any other specific terms of the debt securities, including any modifications to the events of default or covenants applicable to the debt securities and any other terms which may be required by or advisable (as determined by the Company) under applicable laws or regulations; and

•	if necessary, a discussion of material U.S. federal income tax considerations and material Bermuda tax considerations.
In the case of any debt securities that are redeemable at our option, we will not redeem such debt securities if we are, or if after giving effect to such redemption, would be, in breach of the group enhanced capital requirements or such other applicable rules, regulations or restrictions as may from time to time be issued or imposed on us by the Bermuda Monetary Authority (or any successor agency or then-applicable regulatory authority) pursuant to the terms of the Insurance Act 1978 of Bermuda and related regulations or any successor legislation or then-applicable law.
Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.
Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special U.S. federal income tax considerations applicable to these discounted debt securities.
We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Consolidation, Merger, Amalgamation and Sale of Assets
Unless we inform you otherwise in a prospectus supplement, we will not (1) consolidate with or merge or amalgamate into a third party, or (2) sell, assign, convey, transfer or lease all or substantially all of our properties and assets to any third party, other than a direct or indirect wholly owned subsidiary, unless:

•
we are the continuing entity in the transaction or, if not, unless the successor entity is organized under the laws of the United States, any state thereof, the District of Columbia, Bermuda, the Cayman Islands, Barbados or any country or state which is a member of the Organization for Economic Cooperation and Development and expressly assumes our obligations on the securities and under the indenture;

•
immediately following the completion of the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, would occur and be continuing; and

•	we have fulfilled certain other requirements under the indenture.
Limitation on Liens on Stock of Significant Subsidiaries
Unless otherwise specified in the applicable prospectus supplement, with respect to senior debt securities, we may not, nor may we permit any subsidiary to, create, incur, assume or guarantee or otherwise permit to exist any indebtedness secured by any lien on any shares of capital stock of any significant subsidiary, unless we provide, concurrently with or prior to the creation, incurrence, assumption or guarantee of such indebtedness, that the senior debt securities are secured equally and ratably with such indebtedness for at least the time period such other indebtedness is so secured.
The term “significant subsidiary” means any present or future consolidated majority-owned subsidiary that meets condition (2) set forth under Rule 405 under the Securities Act (substituting 5 percent for 10 percent in the test used therein), provided that the test shall be conducted as of the end of the most recent fiscal quarter for which financial statements of the Company are available.
The term “lien” means any mortgage, pledge, lien, charge, security interest or other encumbrance of any nature whatsoever.
The term “indebtedness” means, with respect to any person:

•
the principal of and any premium and interest on (a) indebtedness of such person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

•	all capitalized lease obligations of such person;

•
all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

•
all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described above) entered into in the ordinary course of business to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

•
all obligations of the type referred to above in this bulleted list of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise, the amount thereof being deemed to be the lesser of the stated recourse, if limited, and the amount of the obligations or dividends of the other person;

•
all obligations of the type referred to above in this bulleted list of other persons secured by any lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of value of such property or assets or the amount of the obligation so secured; and

•	any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as indebtedness above in this bulleted list.

Events Of Default
Unless we provide other or substitute events of default in a prospectus supplement, the following events will constitute an event of default under the indenture with respect to a series of debt securities:

•
a default in payment of principal or any premium, if any, when due and payable; provided, however, that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

•
a default in payment of any interest beyond the date when due and payable, continuing for a period of 30 days; provided, however, that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

•	a default in payment of any sinking fund installment when due;

•
a failure to observe or perform any of our other obligations under the debt securities or the indenture, other than a covenant or agreement included solely for the benefit of a different series of debt securities, after 60 days written notice of the failure;

•
with respect to senior debt securities, a default under any other indenture, mortgage, bond, debenture, note or other instrument, under which we or our subsidiaries may incur recourse indebtedness for borrowed money resulting in acceleration of more than $75,000,000 in principal amount (after giving effect to any and all grace periods) and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the indenture; and

•	certain events of bankruptcy, insolvency or reorganization.
If an event of default described in the last bullet point above occurs, then the principal amount of the debt securities shall be immediately due and payable without any declaration or any other action on the part of the trustee or any holder.
If an event of default described in any other bullet point above occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of each affected series of debt securities issued under an indenture, treated as one class, may declare the principal and accrued interest of all the affected debt securities to be due and payable immediately. In order to declare the principal amount of the debt securities due and immediately payable, the trustee or the holders must deliver a notice that satisfies the requirements of the applicable indenture. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount of the debt securities.
An event of default will be deemed waived at any time after a declaration of acceleration but before a judgment for payment of the money due has been obtained if:

•
we have paid or deposited with the trustee all overdue interest, the principal and any premium due otherwise than by the declaration of acceleration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, and all amounts due to the trustee; and

•	all events of default, other than the nonpayment of the principal which became due solely by virtue of the declaration of acceleration, have been cured or waived.
Upon conditions specified in the indentures, however, the holders of a majority in principal amount of the affected outstanding series of debt securities, or of all the debt securities as the case may be, may waive past defaults under the applicable indenture or rescind and annul an acceleration. Such a waiver, rescission or annulment may not occur where there is a continuing default in payment of principal, any premium or interest on the affected debt securities.
The indentures entitle the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the debt security holders for any actions taken by the trustee at the request of the security holders. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.
Subject to the right of the trustee to indemnification as described above and except as otherwise described in the indentures, the indentures provide that the holders of a majority of the aggregate principal amount of the affected outstanding debt securities of each series, treated as one class, may direct the time, method and place of any proceeding to exercise any right or power conferred in the indentures or for any remedy available to the trustee.

The indentures provide that no holders of debt securities may institute any action against us, except for actions for payment of overdue principal, any premium or interest, unless:

•	such holder previously gave written notice of the continuing default to the trustee;

•
the holders of at least 25% in principal amount of the outstanding debt securities of each affected series, treated as one class, asked the trustee to institute the action and offered indemnity reasonably satisfactory to the trustee for doing so;

•	the trustee did not institute the action within 60 days of the request and offer of indemnity; and

•	no direction inconsistent with such request has been given to the trustee by the holders of a majority in principal amount of the outstanding debt securities.
The indentures provide that we will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.
Payment of Additional Amounts
Unless we otherwise describe in a prospectus supplement, we will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities without a withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which we are otherwise considered to be a resident for tax purposes or any political subdivision or taxing authority thereof or therein or any jurisdiction from or through which payment on the debt securities is made (a “taxing jurisdiction”), unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holder of any debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction (including any such withholding or deduction from such additional amounts), will not be less than the amount provided for in such debt security or in the indenture to be then due and payable.
We will not be required to pay any additional amounts for or on account of:
(1) any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented, where presentation is required, such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;
(2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;
(3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;
(4) any withholding or deduction imposed on or in respect of any notes pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof or intergovernmental agreements in connection therewith, and any agreements entered into pursuant to Section 1471(b)(1) of the Code; or
(5) any combination of items (1), (2), (3) and (4).

In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the debt security.
We will pay any present or future stamp, court or documentary taxes or other similar taxes, charges or levies that arise in any taxing jurisdiction (as defined above) from the execution, delivery, enforcement or registration of the debt securities, the indentures, or any other document or instrument required in relation thereof, and we will agree to indemnify the holders for any such taxes paid by such holders. The obligations described under this heading will survive any termination, defeasance or discharge of the indentures and will apply mutatis mutandis to any jurisdiction in which any successor person to the Company is organized or any political subdivision or taxing authority or agency thereof or therein.
Redemption for Tax Purposes
Unless we otherwise describe in a prospectus supplement, we may redeem the debt securities at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, at any time we receive an opinion of counsel that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of Bermuda or any other taxing jurisdiction (including any political subdivision thereof or taxation authority therein affecting taxation) or (2) any change in the application or official interpretation of such laws, regulations or rulings (including, for the avoidance of doubt, any action taken by any taxing jurisdiction, which action is applied generally or is taken with respect to the Company, or a decision rendered by a court of competent jurisdiction in any taxing jurisdiction whether or not such decision was rendered with respect to us), we will be required as of the next interest payment date to pay additional amounts with respect to the debt securities as provided in “Payment of Additional Amounts” above and such requirement cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the debt securities under this provision, we will give written notice of such election to the trustee and the holders of the debt securities. Interest on the debt securities will cease to accrue as of the date fixed for redemption unless we default in the payment of the redemption price.
Discharge, Defeasance and Covenant Defeasance
If indicated in the applicable prospectus supplement, we can discharge and defease our obligations under the indentures and debt securities as set forth below and as provided in the applicable indenture. For purposes of the indentures, obligations with respect to debt securities are discharged and defeased when, through the fulfillment of the conditions summarized below, we are released and discharged from performing any further obligations under the applicable indenture with respect to the debt securities. Covenant defeasance occurs when we are released from performing any further obligations under specific covenants in the applicable indenture relating to the debt securities.
If provided for in the prospectus supplement, we may elect to defease and be discharged from any and all future obligations with respect to debt securities of a particular series or debt securities within a particular series (1) if the debt securities remain outstanding and have not been delivered to the trustee for cancellation and (2) have either become due and payable or are by their terms due and payable, or scheduled for redemption, within one year. We may make such discharge and defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the debt securities when due.
If provided for in the prospectus supplement, we may elect to defease and be discharged from our specific obligations with respect to the covenants, including under “Consolidation, Merger, Amalgamation and Sale of Assets” and “Limitation on Liens on Stock of Significant Subsidiaries.” We may make this covenant discharge and defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the debt securities when due.
As a condition to any discharge and defeasance or covenant discharge and defeasance, we must provide the trustee an opinion of counsel to the effect that the holders of the affected debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the discharge and defeasance and will be taxed by the U.S. federal government on the same amounts, in the same manner, and at the same times as if such discharge and defeasance had not occurred. This opinion of counsel, in the case of discharge and defeasance of any and all obligations with respect to any debt securities, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture.
We may exercise our discharge and defeasance option notwithstanding any prior covenant discharge and defeasance upon the affected debt securities. If we exercise our discharge and defeasance option, payment of the affected debt securities may not be accelerated because of an event of default. If we exercise our covenant discharge and defeasance option, payment of the affected debt securities may not be accelerated by reason of a default or an event of default with respect to the covenants which have been discharged and defeased. If, however, acceleration of the indebtedness under the debt securities occurs by reason of another event of default, the value of the money and government obligations in the defeasance trust on the date of acceleration could be less than the principal and interest then due on the affected securities because the required defeasance deposit is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors. However, we would remain liable to make payment of such amounts due at the time of acceleration.
Modification of the Indenture
Changes Not Requiring Holder Approval. The indentures provide that we and the trustee may enter into one or more supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities;

•	evidence a successor person’s assumption of our obligations under the indentures and the debt securities;

•	add covenants or other provisions that protect holders of debt securities;

•
cure any ambiguity or inconsistency in the indentures, or between either indenture and the prospectus or any applicable prospectus supplement, or to make any other provision with respect to matters or questions arising under the indentures, provided that such correction does not materially and adversely affect the holders of the debt securities;

•	establish forms or terms for debt securities of any series permitted by the applicable indenture;

•	evidence a successor trustee’s acceptance of appointment; or

•	make any other change that does not materially and adversely affect the holders of debt securities.
Changes Requiring a Majority Vote. The indentures also permit us and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of outstanding affected debt securities of all series issued under the applicable indenture, voting as one class, to change, in any manner, the applicable indenture and the rights of the holders of debt securities issued under such indenture, except for the changes described immediately below.
Changes Requiring Approval of All Holders. The consent of each holder of an affected debt security is required for changes that:

•	extend the stated maturity of, or reduce the principal of any debt security;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable upon redemption;

•	change the currency in which the principal, any premium or interest is payable;

•	reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;

•	impair the right to institute a suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of the outstanding debt securities of any series required to approve changes to the indenture.
Subordination Under the Subordinated Debt Indenture
The subordinated debt indenture provides that payment of the principal, any premium and interest on and additional amounts with respect to debt securities issued under the subordinated debt indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in such indenture, to all of our senior indebtedness. The subordinated debt indenture defines senior indebtedness as the principal, any premium and interest on and additional amounts with respect to all our indebtedness, whether incurred prior to or after the date of the indenture:

•	for money borrowed by us;

•	evidenced by notes, debentures, bonds or similar instruments;

•	under capital leases

•	for obligations issued or assumed as the deferred purchase provide of property, conditional sale obligations and obligations under any title retention agreement;

•	for obligations for reimbursement for any letter of credit, banker’s acceptance or similar transaction; and

•	for certain obligations of others and that we directly or indirectly either assume or guarantee.
Senior indebtedness also includes all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, the indebtedness listed above. For the avoidance of doubt, senior indebtedness also includes any senior debt securities. Senior indebtedness does not include any of our indebtedness which, by its terms or the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment with the subordinated debt securities.
The subordinated debt indenture does not limit the amount of senior indebtedness that we can incur. The holders of all senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any subordinated debt securities receive any payment on account of such subordinated debt securities, in the event:

•	of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of us or our property; or

•
that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of us or our property.

We may not make any payment of the principal or interest on the subordinated debt securities during a continued default in payment of any senior indebtedness or if any event of default exists under the terms of any senior indebtedness.
Conversion Rights
If applicable, the terms of debt securities of any series that are convertible into or exchangeable for our ordinary shares or our other securities will be described in a prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder, or at our option. These terms may include provisions pursuant to which the number of our ordinary shares or our other securities to be received by the holders of debt securities would be subject to adjustment. Any such conversion or exchange will comply with applicable Bermuda law, our memorandum of association and our bye-laws.
Global Debt Securities
We may issue registered debt securities in global form. This means that one “global” debt security would be issued to represent a number of registered debt securities. The denomination of the global debt security would equal the aggregate principal amount of all registered debt securities represented by that global debt security.
We will deposit any registered debt securities issued in global form with a depositary, or with a nominee of the depositary, that we will name in the applicable prospectus supplement. Any person holding an interest in the global debt security through the depositary will be considered the “beneficial” owner of that interest. A “beneficial” owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owner of the security. The interest of the beneficial owner in the security is considered the “beneficial interest.” We will register the debt securities in the name of the depositary or the nominee of the depositary, as appropriate.
We will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depositary arrangements for debt securities represented by a registered global security.
Ownership of beneficial interests in a registered global security will be limited to (1) participants that have accounts with the depositary for the registered global security and (2) persons that may hold interests through those participants. Upon the issuance of a registered global security, the depositary will credit each participant’s account on the depositary’s book-entry registration and transfer system with the principal amount of debt securities represented by the registered global security beneficially owned by that participant. Initially, the dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts that the depositary should credit.

Ownership of beneficial interests in the registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary for the registered global security, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that purchasers of securities regulated by the laws of those states take physical delivery of the securities in definitive form. Those laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.
As long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, that depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Owners of beneficial interests in a registered global security generally will not:

•	be entitled to have the debt securities represented by the registered global security registered in their own names;

•	receive or be entitled to receive physical delivery of the debt securities in definitive form; or

•	be considered the owners or holders of the debt securities under the indenture.
Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if that person owns through a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the indenture.
We understand that under existing industry practices, if we request any action of holders of debt securities or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder of debt securities is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners owning through them.
We will make payments of principal, any premium and any interest on a registered global security to the depositary or its nominee. None of Enstar, the trustee or any other agent of Enstar or of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any registered global security, upon receipt of any payment of principal, premium or interest in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through the participants.
We will issue our debt securities in definitive form in exchange for a registered global security if the depositary for such registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and if a successor depositary registered as a clearing agency under the Exchange Act is not appointed within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by a registered global security and, in such event, will issue debt securities of the series in definitive form in exchange for the registered global security.
We will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary shall instruct the trustee. We expect that the depositary will base these instructions upon directions received by the depositary from participants with beneficial interests in the registered global security.
We also may issue bearer debt securities of a series in global form. We will deposit these global bearer securities with a common depositary or with a nominee for the depositary identified in the prospectus supplement relating to the series. We will describe the specific terms and procedures of the depositary arrangement for the bearer debt securities in the prospectus supplement relating to the series. We also will describe in the applicable prospectus supplement any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security.
Governing Law; Waiver of Jury Trial
The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable, in which case the Trust Indenture Act will govern. The indentures provide that we and the trustee, and each holder of a note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indentures, the debt securities or any transaction contemplated thereby.
Regarding the Trustee
We and certain of our subsidiaries have in the past and may from time to time in the future utilize the commercial banking, custodial and/or other investment-related services regularly offered by the Bank of New York Mellon or its affiliates in the ordinary course of business, and we may have similar relationships with the trustee named in the subordinated debt indenture.
DESCRIPTION OF PURCHASE CONTRACTS AND UNITS
We may issue purchase contracts or purchase units. The applicable prospectus supplement will describe the terms of any purchase contract or purchase unit. The purchase contracts and purchase units will be issued pursuant to documents to be entered into by us. We may issue purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, at a future date or dates, a specified or varying number or amount of any of our securities.
Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, at a future date or dates, a specified or varying number or amount of our securities. The price of our securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the purchase contracts.
The purchase contracts may be entered into separately or as a part of a purchase unit that consists of (1) a purchase contract; (2) warrants and/or (3) debt securities, trust preferred securities or debt obligations of third parties (including U.S. treasury securities, other purchase contracts or common shares), that would secure the holders’ obligations to purchase or to sell, as the case may be, securities under the purchase contract. The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice-versa. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a specified manner.
The applicable prospectus supplement will describe the terms of any purchase contract or purchase unit, special considerations applicable to the purchase contracts and purchase units, and, if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations.
Governing Law
Unless otherwise stated in the prospectus supplement or supplements, the purchase contracts and units will be governed by New York law.

DESCRIPTION OF WARRANTS
We may issue warrants independently or together with other securities and may attach warrants to those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. The applicable prospectus supplement will state whether any of the general provisions summarized below do not apply to the warrants being offered. The applicable prospectus supplement will describe the various factors considered in determining the price or prices at which the warrants will be issued and the exercise price of such warrants.
Warrants
The applicable prospectus supplement will describe the terms of the warrants we offer, including, to the extent applicable:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	provisions for changes to or adjustments in the exercise price;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	the designation, number or aggregate principal amount and terms of the securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the designation and terms of any related securities with which the warrants are issued, and the number of the warrants issued with each security;

•
the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the securities purchasable upon exercise of the warrants will be payable;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the maximum or minimum number of the warrants which may be exercised at any time;

•	any other specific terms of the warrants;

•	if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.
Exercise of Warrants
Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the shares or debt securities issuable upon exercise and will not be entitled to payment of dividends on shares or principal of or any premium or interest on debt securities issuable upon exercise. Each warrant will entitle the holder of the warrant to purchase, at the exercise price set forth in the applicable prospectus supplement, the principal amount or number of securities being offered.
No holder of a warrant will, as such, have any rights of a holder of the securities purchasable under or referenced in the warrant, including any right to receive interest, dividends, distributions or other payments thereunder. Any securities deliverable by us with respect to any warrants will be freely transferable by the holder.
Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.
Governing Law
Unless otherwise stated in the prospectus supplement or supplements, the warrants and each warrant agreement will be governed by New York law.
DESCRIPTION OF UNITS
We may issue units consisting of any combination of purchase contracts, purchase units, warrants, depositary shares, debt securities, ordinary shares or preference shares. The applicable prospectus supplement will describe:

(1)	the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

(2)	a description of the terms of any unit agreement governing the units;

(3)	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

(4)	if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations.

PLAN OF DISTRIBUTION
We may sell our securities on a continuous or delayed basis in any one or more of the following ways from time to time:

•	through agents;

•	through dealers;

•	in market transactions, including transactions on a national securities exchange (e.g., Nasdaq) or a quotations service or an over-the-counter market (including through an “at-the-market” offering);

•	to or through underwriters;

•	directly to purchasers; or

•	through a combination of any of these methods or any other legally available means.
The applicable prospectus supplement will state the terms of the offering of the securities, including:

•	the securities offered;

•	the place and time of delivery of the securities;

•	the name or names of any underwriters, dealers or agents and the respective amounts of securities underwritten or purchased by them;

•	the public offering price of the securities;

•	the applicable agent’s commission, dealer’s purchase price or underwriter’s discount; and

•	any exchange on which the securities being offered will be listed, if applicable.
Any offering price, dealer purchase price, discount or commission may be changed from time to time.
The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.
Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.
If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters.
Brokers or dealers may be utilized in the sale of the securities in and may arrange for other brokers or dealers to participate in effecting sales. Broker-dealer transactions include:

•	transactions in which the broker-dealer solicits purchasers on a best-efforts basis;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction.
Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.
We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of ordinary shares to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell our ordinary shares short using this prospectus and deliver ordinary shares covered by this prospectus to close out such short positions, or loan or pledge ordinary shares to financial institutions that in turn may sell the ordinary shares using this prospectus. We may pledge or grant a security interest in some or all of the ordinary shares covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the ordinary shares from time to time pursuant to this prospectus.
Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.
If so indicated in the applicable prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us or at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.
Underwriters, agents, dealers and others that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.
Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.
Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions.
Each series of offered securities will be a new issue and, other than the ordinary shares which are listed on Nasdaq, will have no established trading market. We may elect to list any series of offered securities on an exchange, and in the case of the ordinary shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.
Agents, underwriters, dealers and their affiliates may engage in transactions with, or perform services for, us and our respective subsidiaries in the ordinary course of business.
We will bear all costs, fees and expenses incurred in connection with the registration of the offering of securities under this prospectus.

LEGAL MATTERS
Unless otherwise specified in the prospectus supplement accompanying this prospectus, certain legal matters with respect to Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda, and certain legal matters with respect to U.S. law will be passed upon for us by Drinker Biddle & Reath LLP, Philadelphia, Pennsylvania. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel which we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements and the related financial statement schedules of Enstar Group Limited and subsidiaries as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016 and management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2016 have been incorporated in this prospectus by reference in reliance upon the reports of KPMG Audit Limited, independent registered public accounting firm upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. The SEC also maintains an Internet website at http://www.sec.gov that contains our filed reports, proxy and information statements, and other information we file electronically with the SEC.
Additionally, we make our SEC filings available, free of charge, on our website at https://investor.enstargroup.com/sec-filings as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than the filings incorporated by reference in this prospectus, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this document, and should not be relied upon in connection with making any investment decision with respect to our securities.
We are “incorporating by reference” into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference in this prospectus is legally deemed to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information included in this prospectus and the documents listed below. We incorporate the documents listed below:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 27, 2017;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017, filed with the SEC on May 8, 2014, and June 30, 2017, filed with the SEC on August 3, 2017;

•	Our Current Reports on Form 8-K, filed with the SEC on February 21, 2017, February 27, 2017, March 10, 2017, March 24, 2017, March 31, 2017, May 22, 2017 and June 19, 2017;

•	The information from our definitive proxy statement filed on April 28, 2017 specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

•
The description of our share capital contained in Exhibit 99.1 of our Current Report on Form 8-K filed with the SEC on June 17, 2016, including any amendment thereto or report filed for the purpose of updating such description; and

•
All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the initial registration statement of which this prospectus forms a part until all of the securities being offered under this prospectus or any prospectus supplement are sold (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K).

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to us at the following address or telephone number:
Enstar Group Limited
P.O. Box HM 2267
Windsor Place, 3rd Floor
22 Queen Street
Hamilton HM JX
Bermuda
(441) 292-3645
Attention: Corporate Secretary

ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS AND OTHER MATTERS
We are a Bermuda exempted company. In addition, some of our directors and some of the named experts referred to in this prospectus are not residents of the United States, and a substantial portion of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws. However, we may be served with process in the U.S. with respect to actions against us arising out of or in connection with violations of U.S. securities laws relating to offers and sales of the securities made hereby by serving Enstar (US) Inc., 411 Fifth Avenue, Floor 5, New York, NY 10016, our U.S. agent. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

Enstar Group Limited

$500,000,000 4.950% Senior Notes due 2029

PROSPECTUS SUPPLEMENT

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Joint Book-Running Managers
Wells Fargo Securities    HSBC        J.P. Morgan        SunTrust Robinson Humphrey
Barclays nabSecurities, LLC
Senior Co-Manager
Scotiabank
Co-Managers
Commonwealth Bank of Australia    ING    Lloyds Securities
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